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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Depomed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DEPOMED, INC.

7999 Gateway Blvd., Suite 300
Newark, California 94560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2014

        The Annual Meeting of Shareholders of Depomed, Inc. (the "Company") will be held on May 20, 2014 at 3:00 p.m. local time at the Company's headquarters located at 7999 Gateway Blvd., Suite 300, Newark, California 94560. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect eight directors to hold office until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified.

  2.
  To approve the adoption of the Company's 2014 Omnibus Incentive Plan.

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers.

  4.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only shareholders of record at the close of business on March 25, 2014 will be entitled to notice of, and to attend and vote at, the Annual Meeting or any adjournments or postponements thereof. A list of shareholders entitled to vote at the meeting will be available for inspection at the Company's headquarters for at least 10 days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Julian N. Stern Secretary
Newark, California April 9, 2014

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy by mail using the return envelope provided. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

DEPOMED, INC.
7999 Gateway Blvd., Suite 300
Newark, California 94560
(510) 744-8000

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

        Depomed, Inc. (the "Company") is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders to be held on May 20, 2014, at 3:00 p.m. local time, at the Company's headquarters located at 7999 Gateway Blvd., Suite 300, Newark, California 94560, and at any adjournments thereof (the "Annual Meeting"). These materials are being mailed to shareholders on or about April 9, 2014.

        Only holders of the Company's common stock as of the close of business on March 25, 2014 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Shareholders who hold shares of the Company's common stock in "street name" may attend and vote at the Annual Meeting only if they hold a valid proxy from their broker. Without a valid proxy, beneficial holders cannot vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. As of the Record Date, there were 57,788,318 shares of common stock outstanding.

        A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

        Each shareholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such shareholder on the Record Date. Shareholders do not have cumulative voting rights. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board listed on the proxy card and in favor of Proposals 2, 3 and 4. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

        In the election of directors, the eight persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. The other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal and abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Accordingly, an abstention will have the same effect as a vote against the proposal, and broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

        A shareholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7999 Gateway Blvd., Suite 300, Newark, California 94560 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

        The proxy card accompanying this Proxy Statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies in connection with the Annual Meeting. In that event, the Company will pay such firm customary fees, which the Company expects would be approximately $10,000, plus expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

        The Bylaws of the Company provide for a Board consisting of between five and nine directors. The number of directors currently authorized by resolution of the Board is eight. Eight directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. All of the nominees named below are presently directors of the Company. Each of the nominees was elected to his or her present term by the shareholders of the Company other than Mr. Lavigne, who was appointed to serve as a director by the Board. None of the nominees for director were selected pursuant to any arrangement or contract.

        The present term of each of the directors continues until the Annual Meeting and until his or her successor has been elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who will be designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

        The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

        The Company's Articles of Incorporation and Bylaws contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the California General Corporation Law.

        The name of and certain other information regarding each nominee is set forth in the table below.

Name of Nominee	Age	Principal Occupation	Director Since
Peter D. Staple(3)	62	Chief Executive Officer, Corium International, Inc.	2003
Vicente Anido, Jr., Ph.D.(1)	61	Chief Executive Officer, Aerie Pharmaceuticals, Inc.	2013
G. Steven Burrill(1)(3)	69	Chief Executive Officer, Burrill & Company	1997
Karen A. Dawes(2)	62	President, Knowledgeable Decisions, LLC	2008
Louis J. Lavigne, Jr.(1)	65	Managing Director, Lavrite, LLC	2013
Samuel R. Saks, M.D.(2)	59	Chief Development Officer, Auspex Pharmaceuticals, Inc.	2012
James A. Schoeneck	56	President and Chief Executive Officer, Depomed, Inc.	2007
David B. Zenoff, D.B.A.(2)(3)	76	President, David B. Zenoff Associates, Inc.	2007

(1)
Current member of the Audit Committee

(2)
Current member of the Compensation Committee

(3)
Current member of the Nominating and Corporate Governance Committee

        Peter D. Staple has served as a director of the Company since November 2003, and as Chairman of the Board since March 2009. Since March 2008, Mr. Staple has served as Chief Executive Officer and a director of Corium International, Inc., a biopharmaceutical company. From 2002 to March 2008 he served as director, and from 2002 to November 2007 as Chief Executive Officer, of BioSeek, Inc., a privately-held drug discovery company. From 1994 to 2002, Mr. Staple was a member of the senior executive team at ALZA Corporation, where he was most recently Executive Vice President, Chief Administrative Officer and General Counsel. Prior to joining ALZA, Mr. Staple held the position of Vice President, Associate General Counsel for Chiron Corporation, a biopharmaceutical company. Mr. Staple previously served as Vice President and Associate General Counsel for Cetus Corporation, a biotechnology company. The Board considered Mr. Staple's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Pharmaceutical Development; Drug Delivery Technologies; Legal and Corporate Governance; Audit Committee; Strategic Transactions; Commercialization Collaborations; Intellectual Property Litigation Management; and Corporate Finance. Mr. Staple holds B.A. and J.D. degrees from Stanford University.

        Vicente Anido, Jr., Ph.D. has served as a director of the Company since February 2013. Dr. Anido is currently the Chairman and Chief Executive Officer of Aerie Pharmaceuticals, Inc., a publicly-held development stage company focused on ophthalmology. Dr. Anido is the former President, Chief Executive Officer and Director of Ista Pharmaceuticals, Inc., which was acquired by Bausch + Lomb Incorporated in 2012. Prior to joining Ista Pharmaceuticals, Dr. Anido served as general partner of Windamere Venture Partners from 2000 to 2001. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company. From 1993 to 1996, Dr. Anido served as President of the Americas Region of Allergan, Inc., where he was responsible for Allergan's commercial operations for North and South America. Prior to joining Allergan, Dr. Anido spent 17 years at Marion Laboratories and Marion Merrell Dow, Inc., including as Vice President, Business Management of Marion's U.S. Prescription Products Division. The Board considered Dr. Anido's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Commercial Strategy; Commercial Operations; Strategic Transactions; Business Planning; Pharmaceutical Product Launch; and Board experience. In the past five years, Dr. Anido has served as a member of the boards of directors of QLT Inc., Aerie Pharmaceuticals, Apria Healthcare, Inc. Ista Pharmaceuticals and NICOX, Inc. Dr. Anido holds B.S. and M.S. degrees from West Virginia University and a Ph.D. from the University of Missouri, Kansas City.

        G. Steven Burrill has served as a director of the Company since August 1997. He founded and has been Chief Executive Officer of Burrill & Company, a life sciences merchant bank, since 1997. Mr. Burrill served in the same capacity at Burrill & Company's predecessor firm, Burrill & Craves, between 1994 and 1996. Prior to starting Burrill & Craves, Mr. Burrill spent 28 years with Ernst & Young LLP, as a Partner and as International Chairman of the firm's Manufacturing/High Technology/Life Sciences Industry Practice. The Board considered Mr. Burrill's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Investment Banking; Corporate Finance; Corporate Strategy; International Collaborations and Strategy; Accounting; Audit Committee Financial Expert; Compensation Committee experience; and Nominating and Corporate Governance Committee experience. Mr. Burrill currently serves as a director of Novadaq Technologies, Inc. and several privately-held companies. Mr. Burrill holds a B.B.A. from the University of Wisconsin.

        Karen A. Dawes has served as a director of the Company since April 2008. Since 2003, Ms. Dawes has served as President of Knowledgeable Decisions, LLC, a pharmaceutical consulting firm she founded. Between 1999 and 2003, Ms. Dawes served as Senior Vice President and U.S. Business Group Head for Bayer Corporation's U.S. Pharmaceuticals Group. Prior to joining Bayer, she served as Senior Vice President, Global Strategic Marketing for Wyeth, formerly known as American Home Products, where she held responsibility for worldwide strategic marketing. She also served as Vice President, Commercial Operations for Genetics Institute, Inc., which was acquired by Wyeth in 1997. Ms. Dawes began her pharmaceutical industry career at Pfizer, Inc. where, from 1984 to 1994, she held a number of positions in Marketing, serving most recently as Vice President, Marketing of the Pratt Division. The Board considered Ms. Dawes' experience and expertise within the following areas relevant to the Company and its business in concluding that she should serve on the Board: Marketing; Commercial Operations; Product Development; Commercial Strategy; Business Planning; Pharmaceutical Product Launch; Women's Health; Board Chair experience; and Compensation Committee experience. Ms. Dawes currently serves as a director of Repligen Corporation and several private companies. Ms. Dawes holds a M.B.A. from Harvard University and B.A. and M.A. degrees from Simmons College.

        Louis J. Lavigne, Jr. has served as a director of the Company since July 2013. Mr. Lavigne currently serves as Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management. Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc. from 1997 through his retirement in 2005. Mr. Lavigne joined Genentech in 1982 and assumed the position of Chief Financial Officer in 1988 and was named Senior Vice President in 1994. Mr. Lavigne was a member of Genentech's Executive Committee, Chairman of its 401K Plan Committee, and responsible for its Financial, Corporate Relations and Information Technology groups. The Board considered Mr. Lavigne's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Finance; Commercial Strategy; Commercial Operations; Strategic Transactions; Business Planning; and Board experience. Mr. Lavigne currently serves on the boards of directors of Allergan, Inc., Accurary Incorporated, DocuSign, Inc., Novocure Limited and SafeNet Inc. He is also Chairman of the Board of Children's Hospital, Oakland. Mr. Lavigne is a member of Deloitte's Life Sciences Advisory Board. Mr. Lavigne holds a B.A. from Babson College and a M.B.A. from Temple University.

        Samuel R. Saks, M.D. has served as a director of the Company since October 2012. Since October 2013, Dr. Saks has been Chief Development Officer at Auspex Pharmaceuticals, Inc., a publicly-held biopharmaceutical company focused on the treatment of orphan diseases. Dr. Saks has also served as a director of Auspex Pharmaceuticals since September 2009. From April 2011 until February 2012, Dr. Saks served as interim Chief Medical Officer of Threshold Pharmaceuticals, Inc. From 2003 to 2009, Dr. Saks served as CEO of Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company he co-founded. Prior to joining Jazz Pharmaceuticals, Dr. Saks held a number of positions at ALZA Corporation, which was acquired by Johnson & Johnson in 2001. From 2001 to 2003, he was Company Group Chairman of ALZA and served as a member of Johnson & Johnson's Pharmaceutical Group Operating Committee. From 1992 to 2001, he held various executive positions at ALZA, including Senior Vice President, Medical Affairs and Group Vice President, where he was responsible for clinical and commercial activities. He has also held clinical research positions in oncology at Schering-Plough Corporation, XOMA Corporation and Genentech, Inc. From 1987 to 2000, Dr. Saks was Assistant Clinical Professor of Medicine in the oncology division of the Department of Medicine at the University of California, San Francisco. The Board considered Dr. Saks' experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Commercial Strategy; Clinical Operations; Commercial Operations; Product Development; Business Planning; Pharmaceutical Product Launch; and Board experience. Dr. Saks also serves as a director of TONIX Pharmaceuticals, Inc. and several private companies. Dr. Saks holds B.S. and M.D. degrees from the University of Illinois.

        James A. Schoeneck joined the Company as President and Chief Executive Officer in April 2011 and has served as a director of the Company since December 2007. From 2005 until he joined the Company, Mr. Schoeneck was Chief Executive Officer of BrainCells Inc., a privately-held biopharmaceutical company. Prior to joining BrainCells, he served as Chief Executive Officer of ActivX BioSciences, a development stage biotechnology company. Mr. Schoeneck's pharmaceutical experience also includes three years as President and Chief Executive Officer of Prometheus Laboratories Inc. Prior to joining Prometheus, Mr. Schoeneck spent three years at Centocor, Inc., where he led the development of Centocor's commercial capabilities. His group launched Remicade®, which has become one of the world's largest pharmaceutical products. Earlier in his career, he spent 13 years at Rhone-Poulenc Rorer, Inc. (now Sanofi) serving in various sales and marketing positions of increasing responsibility. The Board considered Mr. Schoeneck's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Strategy; Corporate Management; Commercial Strategy; Pharmaceutical Product Launch; Strategic Transactions; and Corporate Leadership. Mr. Schoeneck currently serves as a director of FibroGen, Inc., a privately-held biotechnology company. Mr. Schoeneck holds a B.S. degree in education from Jacksonville State University.

        David B. Zenoff, D.B.A. has served as a director of the Company since March 2007. Since 1973, Dr. Zenoff has been the President of David B. Zenoff and Associates, Inc., a strategy and management consulting firm. Dr. Zenoff has taught at various universities, including Stanford University Graduate School of Business, Columbia Graduate School of Business, and IMEDE in Lausanne, Switzerland. The Board considered Dr. Zenoff's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Strategy; Pharmaceutical Marketing Strategy; Organization Development; Management Practices; Board Processes and Governance; Strategic Transactions; and Corporate Leadership. Dr. Zenoff was a member of the board of directors of Williams-Sonoma for six years and currently serves as a director of ExamWorks Group, Inc. Dr. Zenoff holds a B.A. from Stanford University and M.B.A. and D.B.A. degree from Harvard University.

        There are no family relationships among any of the Company's directors or executive officers.

 CORPORATE GOVERNANCE

        The Board met nine times during fiscal year 2013. In addition, the Audit Committee met five times, the Compensation Committee met two times, and the Nominating and Corporate Governance Committee met three times. During fiscal year 2013, each member of the Board attended 75% or more of each of (i) the total number of Board meetings held during the period of such member's service and (ii) the total number of meetings of Committees on which such member served, during the period of such member's service.

Board Independence

        The Board has determined that Ms. Dawes, Messrs. Burrill, Lavigne and Staple, and Drs. Anido, Saks and Zenoff, are "independent" under the rules of the Nasdaq Global Market ("Nasdaq"). Under applicable Securities and Exchange Commission ("SEC") and Nasdaq rules, the existence of certain "related party" transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent.

Board Leadership Structure

        The Board of Directors does not have a policy regarding whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders. However, the Board believes that separation of the roles of Chief Executive Officer and Chairman of the Board is currently the most appropriate structure for the Company because that structure is consistent with best corporate governance practices and may enhance the independence of the Board. Currently, Mr. Staple, a non-employee director, serves as the Chairman of the Board and Mr. Schoeneck serves as a director and Chief Executive Officer.

The Board's Role in Risk Oversight

        The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, clinical, commercial compliance, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports to enable it to understand the Company's risk profile and the Company's risk identification, risk management and risk mitigation strategies. When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls. The Compensation Committee is responsible for management of risks relating to the Company's compensation program and policies and assesses the Company's effectiveness at linking pay to performance, as well as aligning the interests of executives and other employees with those of the Company's shareholders. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, as well as other areas of corporate governance.

Board Committees

        The Board has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.

        Audit Committee.    The Company's Audit Committee consists of Mr. Burrill, Dr. Anido and Mr. Lavigne. Mr. Lavigne is the Chairman of the Audit Committee as of April 1, 2014. The Audit Committee oversees the Company's corporate accounting and financial reporting process. The Audit Committee evaluates the independent registered public accounting firm's qualifications, independence and performance; determines the engagement of the Company's independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the engagement team as required by law; reviews the Company's financial statements; reviews the Company's critical accounting policies and estimates; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the Company's quarterly financial statements. The Board has determined that Mr. Lavigne is the Company's Audit Committee financial expert under applicable SEC rules. The Company believes that the composition of the Audit Committee meets the requirements for independence under the applicable requirements of Nasdaq and SEC rules and regulations.

        Compensation Committee.    The Company's Compensation Committee consists of Ms. Dawes and Drs. Saks and Zenoff. Ms. Dawes is the Chairman of the Compensation Committee. The Compensation Committee reviews and recommends policies relating to compensation and benefits of the Company's officers and employees, including reviewing corporate goals and reviewing and approving objectives relevant to compensation of the Chief Executive Officer, other executive officers and key employees, evaluating the performance of these officers in light of those goals and objectives, and setting compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under the Company's equity incentive plans. The Company believes the composition of the Compensation Committee meets the requirements for independence under applicable requirements of Nasdaq and SEC rules and regulations.

        Nominating and Corporate Governance Committee.    The Company's Nominating and Corporate Governance Committee consists of Dr. Zenoff and Messrs. Burrill and Staple. Dr. Zenoff is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates nominees for election as directors, periodically reviews the Company's corporate governance policies and practices, and conducts evaluations of management and the Board. The Company believes that the composition of the Nominating and Corporate Governance Committee meets the requirements for independence under the applicable requirements of Nasdaq.

        Charters for the Company's Audit, Compensation, and Nominating and Corporate Governance Committees are posted on the Company's website at: http://www.depomed.com.

 DIRECTOR NOMINATIONS

        The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

        Criteria for Nomination to the Board of Directors.    The Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to ensure that at least a majority of the directors are independent under the Nasdaq rules , and that members of the Audit Committee meet the financial literacy requirements under the Nasdaq rules and at least one of them qualifies as an "audit committee financial expert" under the rules and regulations of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        The principal occupations, background and other information about the Board nominees for director are set forth above as well as a discussion of the specific experience, qualifications, attributes or skills of each director that led to the conclusion that he or she should serve on the Board at this time. The Board believes that each director's unique background and skill set gives the Board as a whole competence and experience in a wide variety of areas, including the pharmaceutical industry, corporate governance and board service, executive management and finance. The Board also believes that each director has demonstrated business acumen and an ability to exercise sound judgment, is committed to serving the Company, and has a reputation for integrity, honesty and adherence to high ethical standards.

        Shareholder Proposals for Nominees.    The Nominating and Corporate Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such shareholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "SHAREHOLDER PROPOSALS" below.

        Process for Identifying and Evaluating Nominees.    The process for identifying and evaluating nominees to the Board is initiated by identifying a slate of candidates who meet the criteria for selection as nominees and who have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Candidates are evaluated by the Nominating and Corporate Governance Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references or associates. Qualified nominees are interviewed by at least one member of the Nominating and Corporate Governance Committee. Serious candidates generally meet, either in person or by telephone, with all members of the Nominating and Corporate Governance Committee and as many other members of the Board as practicable, and using the input from such interviews and the information obtained by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, with one of the final prospective candidates. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

        The Nominating and Corporate Governance Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder proposal nominating a director.

        Diversity.    The Company endeavors to have a Board with diverse experience at policy-making or strategic-planning levels in business or in other areas that are relevant to the Company's activities. The Company does not have a policy with respect to diversity in identifying or selecting nominees for the Board. However, in evaluating nominees, the Nominating and Corporate Governance Committee and the full Board assess the background of each candidate in a number of different ways, including how the individual's qualifications complement, strengthen and enhance those of existing Board members as well as the future needs of the Board. The Board also performs an annual self-evaluation, through which the members of the Board assess the Board's performance and ways in which such performance can be improved.

        Nominees to the Board of Directors for the Annual Meeting.    The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board.

        Board Nominees for the Annual Meeting.    Each of the nominees listed in this Proxy Statement is a current director standing for re-election.

COMMUNICATIONS WITH DIRECTORS

        Interested parties wishing to contact the directors of the Company may do so by writing to them at the following address: c/o General Counsel, 7999 Gateway Blvd., Suite 300, Newark, California 94560. All letters received will be categorized and processed by the Company's General Counsel. Comments or questions regarding the Company's accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance committee. All other comments and questions will be referred to the entire Board.

        The Company has a policy of encouraging all directors to attend the annual shareholder meeting and generally schedules a meeting of the Board of Directors on the date of the annual meeting each year to make it more convenient for them to do so. All of the Company's directors attended the 2013 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee consists of Ms. Dawes and Drs. Saks and Zenoff. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K (Certain Relationships and Related Transactions). No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

CODE OF ETHICS

        The Board has adopted a Code of Business Conduct and Ethics that applies to all of the Company's employees, officers and directors, including its principal executive officer and its principal financial officer. A copy of the code is available on the Company's website at: http://www.depomed.com.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

        The following table sets forth information regarding ownership of the Company's common stock as of March 25, 2014 (or earlier date for information based on filings with the SEC) by (a) each person known to the Company to own more than 5% of the outstanding shares of the Company's common stock, (b) each director, (c) each named executive officer and (d) all current directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock(2)		Number Subject to Convertible Securities Exercisable Within 60 Days	Percentage of Common Stock (%)(2)
Rima Senvest Management, LLC(3)	5,124,814	(4)	—	8.87%
Broadfin Capital, LLC(5)	4,744,772	(6)	—	8.21%
BlackRock, Inc.(7)	4,702,986	(8)	—	8.14%
Ingalls & Snyder, LLC(9)	4,381,750	(10)	—	7.58%
Deltec Asset Management, LLC(11)	3,034,387	(12)	—	5.25%
James A. Schoeneck	681,161		584,855	1.17%
Michael Sweeney(13)	323,636		314,552	*
Thadd M. Vargas	234,882		220,803	*
Matthew M. Gosling	215,251		203,855	*
Peter D. Staple	188,333		148,333	*
David B. Zenoff, D.B.A.	152,929		133,333	*
August J. Moretti	146,255		135,041	*
Karen A. Dawes	126,333		118,333	*
G. Steven Burrill	97,083		57,083	*
Samuel R. Saks, M.D.	24,166		24,166	*
Vicente Anido, Jr., Ph.D	20,833		20,833	*
Louis J. Lavigne, Jr.	8,333		8,333	*
All current directors & executive officers as a group (11 persons)	1,895,559		1,654,968	3.19%

*
Less than one percent

(1)
Except as otherwise indicated, the address of each beneficial owner listed in the table is Depomed, Inc., 7999 Gateway Blvd., Suite 300, Newark, California 94560.

(2)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days. Percentage ownership is based on 57,788,318 shares of the Company's common stock outstanding as of March 25, 2014. Shares of common stock subject to stock options and restricted stock units vesting on or before May 24, 2014 (within 60 days of March 25, 2014) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of other persons. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge.

(3)
The address of Rima Senvest Management, LLC is 110 East 55th Street, Suite 1600, New York, New York 10022.

(4)
Includes (i) 5,124,814 shares of common stock as to which each of Rima Senvest Management, LLC and Richard Mashaal has shared voting and shared dispositive power; and (ii) 3,754,552 shares of common stock as to which Senvest Master Fund, L.P. has shared voting and shared dispositive power. The address of Richard Mashaal is c/o Rima Senvest Management, LLC is 110 East 55th Street, Suite 1600, New York, New York 10022. The address of Senvest Master Fund, L.P. is Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, Grand Cayman KY1-1103, Cayman Islands. This information was obtained from the Schedule 13G/A filed on February 13, 2014 with the SEC by Rima Senvest Management, LLC.

(5)
The address of Broadfin Capital, LLC is 237 Park Avenue, Suite 900, New York, New York 10017.

(6)
Includes 4,744,772 shares of common stock as to which each of Broadfin Capital, LLC, Kevin Kotler and Broadfin Healthcare Master Fund, Ltd. has shared voting power and shared dispositive power. The address of Kevin Kotler is c/o Broadfin Capital, LLC 237 Park Avenue, Suite 900, New York, New York 10017. The address of Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands. This information was obtained from the Schedule 13G/A filed on February 14, 2014 with the SEC by Broadfin Capital, LLC.

(7)
The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(8)
Includes (i) 4,551,900 shares of common stock as to which BlackRock, Inc. has sole voting power and (ii) 4,702,986 shares of common stock as to which BlackRock, Inc. has sole dispositive power. This information was obtained from the Schedule 13G/A filed on January 28, 2014 with the SEC by BlackRock, Inc.

(9)
The address of Ingalls & Snyder, LLC is 61 Broadway, New York, New York 10006.

(10)
Includes 4,381,750 shares of common stock as to which Ingalls & Snyder, LLC has shared dispositive power. This information was obtained from the Schedule 13G/A filed on February 7, 2014 with the SEC by Ingalls & Snyder, LLC.

(11)
The address of Deltec Asset Management, LLC is 623 Fifth Avenue, 28th Floor, New York, New York 10022.

(12)
Includes 3,034,387 shares of common stock as to which Deltec Asset Management, LLC has shared voting power and shared dispositive power. This information was obtained from the Schedule 13G/A filed on January 10, 2014 with the SEC by Deltec Asset Management, LLC.

(13)
Dr. Sweeney resigned from the Company effective February 21, 2014.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee of the Board is responsible for monitoring and reviewing issues involving potential conflicts of interest and reviewing and approving related party transactions. During fiscal year 2013, the Company did not engage, and does currently not propose to engage, in any transaction or series of transactions in which the amount involved exceeded or exceeds $120,000 and in which any of the Company's directors or executive officers, any holder of more than 5% of any class of the Company's voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer or any of their family members indebted to the Company in any amount in excess of $120,000 at any time, except as described below.

Burrill Securities

        In October 2013, the Company sold its interests in royalty and milestone payments under its license agreements in the Type 2 diabetes therapeutic area to PDL BioPharma, Inc. ("PDL") for $240.5 million. Burrill Securities acted as a financial advisor to PDL in the transaction. Burrill Securities is the merchant banking division of Burrill & Company. G. Steven Burrill, a member of the Board, is the Chief Executive Officer and sole shareholder of Burrill & Company. The Board was aware of Burrill & Company's interest in the transaction, and Mr. Burrill recused himself from all deliberations and actions taken by the Board with respect to the transaction. Burrill Securities' engagement with PDL in the transaction was led by Fredrick Frank, the Chairman of Burrill Securities and a former member of the Board of Directors of PDL. The Company was informed that Burrill Securities would receive a fee of up to $500,000 from PDL in connection with the transaction.

Michael Sweeney

        On February 18, 2014, Michael Sweeney, the Company's former Chief Medical Officer and Vice President, Research and Development, resigned from the Company effective February 21, 2014. Also on February 18, 2014, the Company and Dr. Sweeney entered into a letter agreement related to Dr. Sweeney's separation from the Company (the "Letter Agreement"). Pursuant to the Letter Agreement, the Company will provide Dr. Sweeney severance pay for 10 months at Dr. Sweeney's then current regular monthly base salary of approximately $31,000 per month and will pay Dr. Sweeney's COBRA premiums for up to 10 months. The Letter Agreement also included a customary release of claims from Dr. Sweeney in favor of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2013, all such SEC filings were filed on time.

 EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

        The Company's executive officers and other members of senior management as of March 25, 2014 are set forth in the table below.

Name	Age	Position
Executive Officers
James A. Schoeneck	56	President and Chief Executive Officer
August J. Moretti	63	Chief Financial Officer and Senior Vice President
Matthew M. Gosling	43	Senior Vice President and General Counsel
Thadd M. Vargas	48	Senior Vice President, Business Development
Senior Management
Jeff P. Coon	51	Vice President, Human Resources
Steve L. Greco	64	Vice President, Sales
Gerd G. Kochendoerfer	46	Vice President, Technical Development and Quality
Kevin D. Weber	56	Vice President, Marketing

        James A. Schoeneck joined the Company as President and Chief Executive Officer in April 2011 and has served as a director of the Company since December 2007. From 2005 until he joined the Company, Mr. Schoeneck was Chief Executive Officer of BrainCells Inc., a privately-held biopharmaceutical company. Prior to joining BrainCells, he served as Chief Executive Officer of ActivX BioSciences, a development stage biotechnology company. Mr. Schoeneck's pharmaceutical experience also includes three years as President and Chief Executive Officer of Prometheus Laboratories, Inc. Prior to joining Prometheus, Mr. Schoeneck spent three years at Centocor, Inc., where he led the development of Centocor's commercial capabilities. His group launched Remicade®, which has become one of the world's largest pharmaceutical products. Earlier in his career, he spent 13 years at Rhone-Poulenc Rorer, Inc. (now Sanofi) serving in various sales and marketing positions of increasing responsibility. Mr. Schoeneck currently serves as a director of FibroGen, Inc., a privately-held biotechnology company. Mr. Schoeneck holds a B.S. in education from Jacksonville State University.

        August J. Moretti has served as Chief Financial Officer and Senior Vice President since January 2012. From 2004 to December 2011, Mr. Moretti served as Chief Financial Officer and Senior Vice President of Alexza Pharmaceuticals, Inc., a publicly-held pharmaceutical company. From 2001 to 2004, Mr. Moretti served as Chief Financial Officer of Alavita, Inc. (formerly Surromed, Inc.), a privately-held biotechnology company. Prior to Alavita, Mr. Moretti was a partner of Heller Ehrman LLP, an international law firm. Mr. Moretti holds a B.A. in economics from Princeton University and a J.D. from Harvard Law School.

        Matthew M. Gosling has served as Senior Vice President and General Counsel since January 2011 after having served as Vice President and General Counsel since June 2006. Prior to joining the Company, Mr. Gosling was a partner of Heller Ehrman LLP, an international law firm. Mr. Gosling holds a B.A. in economics and Spanish from Trinity University and a J.D. from the University of Chicago.

        Thadd M. Vargas has served as Senior Vice President, Business Development since December 2008, after having served as Vice President, Business Development since December 2002. Prior to joining the Company, Mr. Vargas served as Vice President of Finance at Worldres.com, Inc., Director of Finance at Kosan Biosciences, Inc. and Director of Business Development at Anergen, Inc. Prior to joining Anergen, Mr. Vargas was a member of Ernst & Young LLP's life sciences audit practice. Mr. Vargas holds a B.A. in economics from the University of California at Santa Barbara.

        Jeff P. Coon has served as Vice President, Human Resources since September 2011. From 2009 to August 2011, Mr. Coon served as Human Resources Director at Cobham plc. From 2008 to 2009, Mr. Coon served as the Vice President of Human Resources of Exelixis, Inc. From 2006 to 2008, Mr. Coon served as the Executive Director of Human Resources at PDL BioPharma Inc. Prior to joining PDL BioPharma, Mr. Coon served as Vice President Human Resources at CD Holding and Human Resources Director at Johnson and Johnson. Mr. Coon holds a B.A. from California State University Long Beach and a M.S. in Human Resources Management from Golden Gate University in San Francisco.

        Steve L. Greco has served as Vice President, Sales since May 2011. From 2007 to 2011, Mr. Greco served as the Chief Business Officer of Marine Polymer Technologies, a privately-held medical device company that commercializes cardiovascular medical devices. From 2002 to 2007, Mr. Greco served as president of Publicis Selling Solutions, a pharmaceutical contract sales organization he founded in 2001. Prior to joining Publicis, Mr. Greco spent 14 years in sales management at Bristol-Myers Squibb, most recently as Senior Vice President, Cardiovascular/Metabolic Sales. Mr. Greco holds a B.A. from Loyola University of Los Angeles.

        Gerd G. Kochendoerfer has served as Vice President, Technical Development and Quality since 2011 after having served since 2008 as Senior Director, Project Management. From 2005 to January 2008, Dr. Kochendoerfer served as Senior Director, Drug Development at FibroGen, Inc., a privately-held biotechnology company. Prior to joining FibroGen, Dr. Kochendoerfer, served as Director of Research and Development of Gryphon Therapeutics, Inc. Dr. Kochendoerfer holds a Ph.D. in chemistry from the University of California at Berkeley.

        Kevin D. Weber has served as Vice President, Marketing since July 2011. From 2007 to 2011, Mr. Weber served as Senior Vice President, Global Operations and Strategy at Hyperion Therapeutics, Inc., a biopharmaceutical company focused on orphan diseases and President of BioMark Partners, a strategic marketing consulting firm. From 1999 to 2007, Mr. Weber was at Medicis Pharmaceutical Corporation, including as Vice President, Division Head of Ucyclyd Pharma Inc. Mr. Weber also spent 12 years serving in various marketing and product management roles at Rhone-Poulenc Rorer Inc. (now Sanofi). Mr. Weber holds a B.A. from Western Michigan University.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid in 2013, to each of the named executive officers. This compensation discussion and analysis focuses on the information contained below under this "EXECUTIVE COMPENSATION" section, and in the related footnotes and narrative.

  General

        The Company's Compensation Committee is responsible for overseeing our compensation program, including compensation awarded to the named executive officers. The Company's compensation philosophy is to provide a competitive balance of cash and equity compensation, benefits and development opportunities in order to attract and retain needed talent and create a collaborative, high-performing work environment that contributes to the Company's overall success. The key objectives of the Company's executive compensation program are to be:

  •
  Performance-driven, to align the interests of the Company's executives and shareholders, fairly reward executives for their efforts, and provide a strong, direct link between the Company's financial and strategic goals and executive compensation;

  •
  Market competitive, to ensure the Company attracts and retains executives to lead and manage the Company who are talented, qualified, and capable of achieving the Company's business objectives;

  •
  Motivational and retention-oriented, so that executives remain dedicated to the Company and its overall growth and performance; and

  •
  Transparent, to ensure executives receive information necessary to make informed choices and better understand their total compensation package.

        The primary components of the Company's executive compensation program are base salary, annual cash bonus and stock-based awards. The Company believes these components, along with the Company's other benefits and its commitment to career development, foster a productive, team-oriented work environment that offers the Company's employees the flexibility and opportunity to thrive in a collaborative atmosphere and to receive meaningful rewards and recognition for their contributions to the Company's growth and success. The Company views these components of compensation as related but distinct. That is, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on individual performance, competitive compensation information in light of the Company's recruiting and retention goals, and its view of internal equity and consistency. The Company believes that, as is common in the pharmaceutical industry, stock-based awards, salary, and cash bonuses are all necessary to attract and retain employees. To date, the Company has not adopted any formal policies or guidelines for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation.

        The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries and other compensation elements of other executive officers. Specifically, the Chief Executive Officer makes recommendations for the committee's consideration and approval of base salary increases, equity incentive grants and the level of achievement of individual objectives for all other executive officers. The Chief Executive Officer discusses his recommendations with the Compensation Committee. The Compensation Committee without the Chief Executive Officer present, performs an annual review of the base salary and other compensation elements for the Chief Executive Officer.

  Review of Competitive Market; Compensation Consultant

        To assist with the analysis of executive compensation for fiscal year 2013, the Compensation Committee engaged Towers Watson, a global professional services firm with expertise consulting on executive compensation matters in general and with specific expertise in the biopharma industry. Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to hire, fire and direct the work of Towers Watson. For fiscal year 2013, Towers Watson advised the Compensation Committee on a variety of compensation-related issues, including:

  •
  refining the Company's peer group for executive compensation purposes;

  •
  providing general information concerning executive compensation trends and developments, and regulatory developments;

  •
  assisting the Compensation Committee in its review of the Company's proposed 2014 Omnibus Incentive Plan; and

  •
  compiling, analyzing and presenting competitive data to assist the Compensation Committee with its executive compensation decisions, including that of the Chief Executive Officer.

Other than providing the advice and services described above, Towers Watson provided no other services to either the Company or the Compensation Committee during fiscal year 2013.

        The Compensation Committee considers various sources of third party compensation information in connection with its compensation decisions. In particular, the committee considers compensation packages offered by its competitors for executive talent. In connection with its fiscal year 2013 compensation review, the Compensation Committee reviewed publicly available compensation information compiled by Towers Watson related to 15 commercial stage pharmaceutical companies with similar revenues (from $65 million to $400 million annually) and market capitalization (generally from $175 million to $1 billion). The companies reviewed included:

  Acorda Therapeutics, Inc.
  Arena Pharmaceuticals, Inc.
  Astex Pharmaceuticals, Inc.
  Auxilium Pharmaceuticals, Inc.
  Avanir Pharmaceuticals, Inc.
  Cadence Pharmaceuticals, Inc.
  Exelixis, Inc.
  Horizon Pharmaceuticals, Inc.
  Medivation, Inc.
  Momenta Pharmaceuticals Inc.
  Nektar Therapeutics
  Optimer Pharmaceuticals, Inc.
  Santarus, Inc.
  Spectrum Pharmaceuticals, Inc.
  Sucampo Pharmaceuticals, Inc.

        The peer list above includes 11 of the 16 companies utilized in the Compensation Committee's 2012 executive compensation review. After consultation with Towers Watson, the Compensation Committee removed five companies (Affymax, Inc., DURECT Corporation, Infinity Pharmaceuticals, Inc., Neurocrine Biostatics, Inc. and Progenics Pharmaceuticals, Inc.) from the Company's peer list. Affymax was dropped due to its business performance, DURECT, Infinity, Neurocrine and Progenics were dropped due to their pre-commercial development stage or limited number of commercial products. Another company (ISTA Pharmaceuticals, Inc.) was removed from the Company's peer list due to its acquisition by a third party during 2012. On Towers Watson's recommendation, four companies (Arena Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc. and Horizon Pharmaceuticals, Inc.) were added to the Company's peer list as replacements for the companies that were removed.

        The Compensation Committee also reviewed a custom survey prepared for Towers Watson by Radford Surveys & Consulting, a business unit of Aon plc, that analyzed compensation results from 45 publicly held biotech and pharmaceutical companies with 50 to 499 employees and annual revenues generally from $49 million to $499 million located in Northern California, Southern California and the Mid-Atlantic region. Companies represented in the report included the proxy peers identified above and the following additional companies: Alexion Pharmaceuticals; Alkermes plc; AMAG Pharmaceuticals, Inc.; Biomarin Pharmaceutical, Inc.; CryoLife, Inc.; Cubist Pharmaceuticals, Inc.; Dendreon Corporation; DURECT Corporation; Dyax Corp.; Emergent Biosolutions, Inc.; Idenix Pharmaceuticals, Inc.; Impax Laboratories, Inc.; Incyte Corporation ; Ironwood Pharmaceuticals, Inc.; Jazz Pharmaceuticals plc; LifeVantage Corporation; NPS Pharmaceuticals, Inc.; Onyx Pharmaceuticals, Inc.; Questcor Pharmaceuticals, Inc.; Regeneron Pharmaceuticals, Inc.; Repligen Corporation; Salix Pharmaceuticals, LTD.; SciClone Pharmaceuticals, Inc.; Seattle Genetics, Inc.; The Medicines Company; Ther-Rx Corporation; Theravance, Inc.; United Therapeutics Corporation; Verenium Corporation; and ViroPharma Incorporation.

        The Compensation Committee reviews the information described above in order to understand current compensation practices at peer companies. However, the Compensation Committee does not engage in formal benchmarking relative to peer companies.

  Compensation Elements

        Base Salary.    The Company seeks to provide its executive officers with competitive annual base salaries in order to attract and retain talented individuals. However, the Company seeks to ensure that a substantial portion of its executives' compensation depends on the achievement of corporate and individual goals. In determining appropriate salary levels for a given executive officer, the Compensation Committee considers the following factors:

  •
  individual performance;

  •
  experience, skills, and external market conditions;

  •
  level of responsibility;

  •
  breadth, scope, and complexity of the position; and

  •
  executives' salaries relative to each other.

        Based on the criteria above, in February 2014 and January 2013, the Compensation Committee increased the base salary levels of the named executive officers. The increases were effective as of March 1 of each year.

Base Salary ($) and Increase (%)
Name and Principal Position	2014	2013
James A. Schoeneck President and Chief Executive Officer	$625,000 / 5.0%	$595,350 / 5.0%
August J. Moretti Chief Financial Officer and Senior Vice President	376,620 / 3.0%	365,650 / 3.3%
Matthew M. Gosling Senior Vice President and General Counsel	399,463 / 4.5%	382,261 / 3.6%
Michael Sweeney Former Chief Medical Officer and Vice President, Research and Development	N/A	374,909 / 3.0%
Thadd M. Vargas Senior Vice President, Business Development	341,038 / 3.5%	329,505 / 3.3%

        Cash Bonus.    The Company's executive officers participate in the discretionary Depomed, Inc. Bonus Plan (the "Bonus Plan"), which provides for annual cash bonuses based on the achievement of individual and corporate objectives. Payment of annual cash bonuses is designed to reward performance for achieving individual and corporate business goals, which the Company believes increases shareholder value. Executives' cash bonus target as a portion of base salary is 60% (in the case of the Chief Executive Officer for 2013) or 35% (in the case of all other executive officers for 2013). In February 2014, upon the recommendation of the Compensation Committee, the Board amended the Bonus Plan to increase the cash bonus target for the Company's President and Chief Executive Officer from 60% to 70% of base salary, and to 40% from 35% for the Company's Chief Financial Officer and for the Company's General Counsel. The Compensation Committee's recommendations were made based on an analysis of competitive market data performed by Towers Watson. The increases are effective beginning with bonuses paid in 2015 for 2014 performance.

        Bonus payouts are tied in significant part to company-wide corporate objectives approved by the Board that are generally set late in the fourth quarter of the prior year or shortly after the beginning of the year. Corporate objectives are generally quantitative in nature, so that achievement can be objectively measured, and are weighted by relative importance. Following the completion of the fiscal year, the Compensation Committee assesses the Company's performance relative to the corporate goals, and applies a "corporate multiplier" based on that assessment. A corporate multiplier of 100% reflects 100% achievement of corporate objectives. The Board makes the final determination of the corporate multiplier, after receiving a recommendation from the Compensation Committee. The weighting of the achievement of corporate objectives as a portion of an executive's total bonus payout is 100% in the case of the Chief Executive Officer and 65% in the case of all other executive officers. For 2013, achievement of the Company's overall corporate objectives was considered at Compensation Committee meetings held on January 16, 2014 and February 18, 2014. Individual performance was considered, and final executive compensation determinations were made, at a Compensation Committee meeting held on February 18, 2014.

        The Board does not classify individual objectives by their relative difficulty, but believes that the Company's corporate objectives are, on the whole, ambitious but achievable. The corporate multipliers established for 2011, 2012 and 2013 were 83.5%, 89.5% and 115.5%, respectively.

        Corporate objectives for 2013, their relative weights, and the extent to which the Compensation Committee determined they were achieved, are set forth below. The sixth objective, related to the Sefelsa U.S. Food and Drug Administration (the "FDA") advisory committee meeting and potential NDA filing, was a "stretch" objective pursuant to which an incremental 15% could be added to the overall corporate multiplier. The objective was structured in this manner due to significant uncertainty in the Sefelsa program at the time the 2013 objectives were established. As the Company discontinued the Sefelsa development program after receiving a complete response letter from the FDA in May 2013, no incremental increase was added to the overall corporate multiplier.

	Goal	Weighting	Extent Achieved
1.	Enhance the financial strength of the Company and improve long- term shareholder value by achieving the following financial metrics: (a) earnings per share of $0.07; (b) total revenue of $134.7 million; and (c) cash flow positive in the second half of 2013.	.40	125% (.50)
2.	Achieve the following Gralise net sales and supply objectives: (a) total net sales of $42.1 million; and (b) establish a secondary supply source.	.25	80% (.20)
3.	Execute development of the Company's business consistent with the Company's strategic plan by: (a) completing an acquisition transaction to support the Company's growth; and (b) maximizing the Sefelsa opportunity if approved by the FDA for marketing.	.15	160% (0.24)
4.	Enhance and protect the Company future cash flow by: (a) protecting Gralise through ANDA litigation, patent portfolio and Orphan Drug exclusivity; (b) protecting Glumetza and other assets; and (c) leveraging and monetizing the Company's patent portfolio.	.10	115% (0.115)
5.	Develop infrastructure and growth to support current and future growth, including: (a) implementation of systems and retention and recruitment of talent to support anticipated future valuation; (b) succession planning and development programs for current and future leaders; and (c) readiness for multiple financing avenues.	.10	100% (0.10)
6.	Achieve the following objectives related to the Company's Sefelsa program: (a) positive recommendation from the Sefelsa FDA advisory committee meeting scheduled for March 2013; and (b) FDA approval of Sefelsa.	N/A	(0.0)
Corporate Multiplier			115.5%

        The Compensation Committee determined that each of the objectives, other than the Gralise-related objective, had been fully achieved or achieved at a level better than expected. With regard to the Gralise-related objective, the Compensation Committee agreed with management's recommendation of an 80% achievement level. The Compensation Committee recommended that the Corporate Multiplier be set at 115.5%, and the full Board approved the recommendation on February 19, 2014.

        Under the Bonus Plan, the Chief Executive Officer does not have individual goals separate from the Company's corporate objectives. The weighting of individual goals as a portion of other executives' total bonus payout for 2013 was 35%. The Chief Executive Officer sets individual goals for each of the other executive officers. Individual objectives are mainly quantitative in nature, weighted by relative importance and linked with corporate goals. Following the completion of the year, the Compensation Committee, in consultation with the Chief Executive Officer, reviews the achievement of individual goals and determines the extent to which each goal was achieved, where a rating of "1" indicates full achievement of a given goal. An executive may earn a rating of greater than "1" with respect to a particular goal if his performance in achieving the goal exceeds expectations. Based on each executive's achievement of his individual goals and the weighting of the goals, he receives an overall individual rating that is generally close to, but not necessarily equal to, the sum of each individual goal multiplied by the extent achieved.

        Each executive's total annual cash bonus is determined by applying the corporate multiplier to the portion of his bonus target tied to corporate objectives, and by applying his overall individual rating to the portion of his bonus target tied to individual goals, subject to adjustment in the discretion of the Compensation Committee.

        Mr. Schoeneck's 2013 bonus of $425,000 is equal to approximately 119% of his 2013 bonus target of $357,210. Mr. Schoeneck's bonus reflects the 2013 Corporate Multiplier and an additional amount of $12,422 awarded to Mr. Schoeneck by the Compensation Committee for his overall performance in 2013.

        The 2013 individual objectives for Mr. Moretti, the Company's Chief Financial Officer and Senior Vice President, and the extent to which the goals were achieved, were as follows:

	Goal	Weighting	Extent Achieved
1.	Contribute to achievement of corporate objective No. 1 (related to enhancement of the financial strength of the Company and improvement of long-term shareholder value).	50%	1.15
2.	Contribute to achievement of corporate objective No. 2 (related to Gralise net sales, demand and supply).	20%	1.0
3.	Contribute to achievement of corporate objective No. 3 (related to execution of the Company's strategic plan).	10%	1.25
4.	Contribute to achievement of corporate objective No. 5 (related to improvement of organization infrastructure and capabilities).	10%	0.75
5.	Increase institutional shareholder support and analyst coverage.	10%	1.0

On Mr. Schoeneck's recommendation, Mr. Moretti's overall achievement of his individual objectives was set at 1.10. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Moretti a cash bonus of $145,350, which reflected the 115.5% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 110% of the portion of his bonus target attributable to individual objectives.

        The 2013 individual objectives for Mr. Vargas, the Company's Senior Vice President, Business Development, and the extent to which the goals were achieved, were as follows:

	Goal	Weighting	Extent Achieved
1.	Contribute to achievement of corporate objective No. 3 through the acquisition of marketed products.	30%	1.25
2.	Contribute to achievement of corporate objective No. 1 (related to enhancement of the financial strength of the Company and improvement of long-term shareholder value).	30%	1.25
3.	Contribute to achievement of corporate objective No. 3 through execution of the Company's strategic plan.	30%	1.25
4.	Lifecycle development and Sefelsa readiness	10%	1.0

On Mr. Schoeneck's recommendation, Mr. Vargas's overall achievement of his individual objectives was set at 1.25. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Vargas a cash bonus of $137,037, which reflected the 115.5% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 125% of the portion of his bonus target attributable to individual objectives.

        The 2013 individual objectives for Mr. Gosling, the Company's Senior Vice President and General Counsel, and the extent to which the goals were achieved, were as follows:

	Goal	Weighting	Extent Achieved
1.	Advance initiatives that protect the company's intellectual property rights and regulatory exclusivity for Gralise (and for Sefelsa in light of 2013 developments affecting Sefelsa).	40%	1.0
2.	Contribute to achievement of corporate objective No. 3 (related to execution of the Company's strategic plan).	25%	1.25
3.	Advance protection and enhancement of company's cash flow and revenue from intellectual property licensing and collaborative partnering arrangements.	15%	1.25
4.	Ensure the Company's compliance function and program remain effective and appropriate for the Company's scope of activities.	10%	1.0
5.	Contribute to achievement of corporate objective No. 5 (related to improvement of organization infrastructure and capabilities).	10%	1.0

On Mr. Schoeneck's recommendation, Mr. Gosling's overall achievement of his individual objectives was set at 1.20. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Gosling a cash bonus of $156,636, which reflected the 115.5% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 120% of the portion of his bonus target attributable to individual objectives.

        Dr. Sweeney, the Company's former Chief Medical Officer and Vice President, Research and Development, resigned from the Company effective February 21, 2014 and did not receive a bonus.

  Stock-Based Awards

        The Compensation Committee grants stock options and restricted stock units ("RSUs") to executive officers to motivate them to drive the achievement of corporate objectives, to aid in their retention, and to align their interests with those of the Company's shareholders by providing executives with an equity stake. Stock options granted to executive officers have an exercise price equal to 100% of the fair market value of the Company's common stock (the closing sales price on Nasdaq) on the date of grant, so they have value only to the extent that the market price of the Company's common stock increases after the date of grant. Typically, stock options vest and become exercisable over four years. One-quarter of the shares subject to the option vest after one year in the case of initial option grants. Options generally vest monthly in the case of annual "refresher" grants. The Company began granting RSUs in 2012 in order to remain competitive for executive talent. The RSUs granted by the Company vest in four equal installments over approximately four years. For equity incentive awards made in February 2014, in consultation with Towers Watson, the Committee set target award levels at its January 2014 meeting for the Chief Executive Officer, Senior Vice Presidents, and for other Company Vice Presidents who report to the Chief Executive Officer. The target award levels were based on the Company's trailing 90-day average stock price as of December 31, 2013, consistent with the methodology employed by the Committee in past years

        Stock options typically are granted to executive officers when they join the Company, and then in connection with significant changes in responsibilities. In considering initial option grants for executives, the committee takes into account the total compensation package offered to the executive, equity grants to comparable executives at similarly situated companies, and the number of stock options granted to the new executive relative to the stock options held by or granted to the Company's other executives. The Company has not awarded RSUs in connection with an executive's initial employment or promotion, though may elect to do so in the future.

        The Compensation Committee also considers and typically awards annual "refresher" grants for executive officers based on the same factors it considers in making initial option grants, as well as the executive's performance, the Company's performance relative to corporate objectives, and recent growth or decline in shareholder value. Refresher grants are generally made in the first quarter of the fiscal year. The date of the meeting of the Compensation Committee at which the annual refresher grants are made is set in advance, and is not coordinated with the release of information concerning the Company's business. In February 2014, in connection with its determinations regarding executive compensation, the committee made refresher grants to Mr. Schoeneck (295,000 options and 122,000 RSUs), Mr. Gosling (85,000 options and 35,000 RSUs), Mr. Moretti (66,500 options and 27,500 RSUs) and Mr. Vargas (80,000 options and 33,000 RSUs).

  Chief Executive Officer Compensation

        In setting Mr. Schoeneck's base salary for 2014, the Compensation Committee reviewed Mr. Schoeneck's performance as well as an analysis by Towers Watson of compensation paid to other CEOs of publicly-traded pharmaceutical companies identified above under "Review of Competitive Market". The Compensation Committee determined that a total compensation package near the median of the peer group was appropriate for Mr. Schoeneck in light of the Company's performance since Mr. Schoeneck became CEO in April 2011, which includes the development of the Company's specialty pharmaceutical business, enhancement of the Company's management team, improvement of Company culture and creation, and implementation of, the Company's strategic roadmap. The Compensation Committee set Mr. Schoeneck's base salary at $625,000 per year, granted him options to purchase 295,000 shares, and awarded him 122,000 RSUs and a $425,000 cash bonus. Each of the various elements of Mr. Schoeneck's compensation package is at or near the median for the Company's peer group.

  James A. Schoeneck Employment Agreement

        In April 2011, the Company entered into an employment letter agreement (the "Employment Agreement") with Mr. Schoeneck pursuant to which Mr. Schoeneck agreed to serve as the Company's President and Chief Executive Officer.

        The Employment Agreement provided for Mr. Schoeneck to receive an initial annual base salary of $540,000, an annual target cash bonus of 55% of his base salary and a $125,000 sign-on bonus payment. Mr. Schoeneck also received, on the date his employment commenced, an option under the Company's 2004 Equity Incentive Plan to purchase 500,000 shares of the Company's common stock. The option vested and became exercisable with respect to one-eighth of the underlying shares six months after the date of grant, and vests in 42 equal monthly installments thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the date of grant.

        In addition, the Employment Agreement included a provision that the Company would provide Mr. Schoeneck a monthly transition payment of $7,000 per month for up to 12 months prior to his relocation to the San Francisco area and reimburse Mr. Schoeneck for out-of-pocket costs and expenses incurred to relocate to the San Francisco area if he relocated within 24 months of his initial hire date (and to pay him an additional 55% of any reimbursed relocation expenses that constituted taxable income). Twelve months after his initial hire date, Mr. Schoeneck elected to continue to receive the monthly transition payments described above for an additional six months in lieu of the residence relocation reimbursement, which was an election that was included in the Employment Agreement. In total, Mr. Schoeneck received $126,000 in monthly transition payments.

        Under the Employment Agreement, in the event Mr. Schoeneck's employment is terminated by the Company without cause or by him for good reason (under circumstances that do not trigger severance benefits under Mr. Schoeneck's Management Continuity Agreement with the Company described below below in the section entitled "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control"): (a) the Company will make severance payments over a one-year period to Mr. Schoeneck equivalent to one year of his then-current base salary, which payments will be reduced dollar-for-dollar by any compensation Mr. Schoeneck receives in connection with employment (or full-time consulting) by another employer (or third party); (b) the Company will also pay Mr. Schoeneck's health and dental insurance COBRA premiums for up to 12 months following his termination; and (c) vesting of Mr. Schoeneck's options to purchase the Company's common stock, as well the lapsing of any restrictions or rights of repurchase in favor of the Company on any stock or other equity awards made to Mr. Schoeneck, will be accelerated by three months. The severance provisions of the Employment Agreement are subject to Mr. Schoeneck's execution of a release of claims in a form reasonably satisfactory to the Company and the expiration of the applicable statutory revocation period in connection with his termination.

  Compensation Policies and Practices as They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board believes its approach to setting corporate goals and individual objectives, bonus payouts at varying levels of performance, and thorough evaluation of performance results assist in mitigating excessive risk-taking that could harm the Company's value or reward poor judgment by executives. The Board believes the allocation of compensation among base salary and short and long-term cash and equity-linked compensation discourages excessive risk-taking. The Board believes applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and its shareholders as a whole. Also, the multi-year vesting of equity awards discourages excessive short-term risk taking.

  Severance Agreements

        In May 2006, the Company adopted the management continuity agreements described below in the section entitled "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control". The Company adopted the agreements in order to support its objectives of an overall executive compensation package that is competitive with the Company's peers, and the retention of qualified executives. As the Company sought to support those objectives without overcompensating executives in the event of a change in control, the Company adopted agreements that it believes contain terms, taken as a whole, that are less favorable to executives than similar arrangements among peer companies.

  Other Benefits

        Executive officers are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, group life, disability, accidental death and dismemberment insurance and 401(k) plan, in each case on substantially the same basis as other employees, subject to applicable law. The Company also provides vacation and other paid holidays to all employees, including executive officers, all of which the Company believes to be comparable to those provided at peer companies.

  Tax and Accounting Considerations

        Deductibility of Executive Compensation.    In making compensation decisions affecting the executive officers, the Compensation Committee considers the Company's ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for annual compensation in excess of $1 million paid to our named executive officers. Certain compensation that qualifies under applicable tax regulations as "performance-based" compensation is specifically exempted from this deduction rule. The Compensation Committee cannot assure that the Company will be able to fully deduct all amounts of compensation paid to persons who are named executive officers in the future. Further, because the Compensation Committee believes it is important to preserve flexibility in designing its compensation programs, it has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

  Compensation Committee Report

        The Compensation Committee has reviewed this compensation discussion and analysis, discussed it with management and recommended that it be included in this Proxy Statement.

COMPENSATION COMMITTEE
Karen A. Dawes, Chair Samuel R. Saks, M.D. David B. Zenoff, D.B.A.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings.

Summary Compensation Table

        The following table sets forth information concerning compensation earned for services rendered to the Company by each of the named executive officers, which include: (a) each individual who served as the Company's principal executive officer during fiscal year 2013; (b) each individual who served as the Company's principal financial and accounting officer during fiscal year 2013; and (c) each of the Company's other executive officers who earned at least $100,000 in salary and bonus in fiscal year 2013 and were serving as executive officers at the end of fiscal year 2013 (each "named executive officer").

Name and Principal Position	Year		Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)		Total ($)
James A. Schoeneck	2013		590,625		—		710,850	674,181	425,000	14,074		2,414,730
President and Chief	2012		567,000		—		419,757	363,248	304,500	72,666	(7)	1,727,171
Executive Officer	2011	(5)	382,500	(5)	125,000	(6)	—	2,500,600	202,057	64,150	(7)	3,274,307
August J. Moretti	2013		363,875		—		192,945	184,024	145,350	9,244		895,438
Chief Financial Officer	2012		353,521		—		—	573,660	114,465	3,813		1,045,459
and Senior Vice President
Matthew M. Gosling	2013		380,047		—		206,485	196,063	156,636	7,894		947,125
Senior Vice President	2012		368,978		—		164,970	147,263	122,588	3,241		807,040
and General Counsel	2011		355,470		—		—	449,670	117,074	2,098		924,312
Michael Sweeney(8)	2013		373,089		—		192,945	184,024	—	8,629		758,687
Former Chief Medical Officer and	2012		363,989		—		89,450	77,755	116,472	3,968		651,634
Vice President,	2011		354,765		—		—	365,388	92,008	2,136		814,297
Research and Development
Thadd M. Vargas	2013		327,751		—		192,945	184,024	137,037	7,342		849,099
Senior Vice President,	2012		318,979		—		152,750	140,718	109,103	2,717		724,267
Business Development	2011		308,192		—		—	322,490	101,503	2,122		734,307

(1)
The amounts shown represent the grant date fair value of stock options and awards granted in the year calculated in accordance with Accounting Standards Codification Topic 718. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2014.

(2)
Represents actual bonus amounts earned in 2013.

(3)
Amounts represent 401(k) match, long term care and life insurance premiums paid by the Company on behalf of the named executive officers.

(4)
The Company provides the named executive officers with health, medical and other non-cash benefits generally available to all salaried employees, which are not included in these columns pursuant to SEC rules.

(5)
Mr. Schoeneck's employment with the Company began in April 2011. Compensation reported is for a partial year of employment.

(6)
Represents a $125,000 sign-on bonus on commencement of employment with the Company.

(7)
Includes $63,000 in relocation assistance paid to Mr. Schoeneck.

(8)
Dr. Sweeney resigned from the Company effective February 21, 2014.

Grants of Plan-Based Awards

        The following table sets forth information regarding grants of stock and option awards made to the named executive officers during fiscal year 2013 and potential fiscal year 2013 target payouts under the Company's Bonus Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards— Target ($)(1)	Option Awards: Number of Securities Underlying Options (#)	Stock Awards (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
James A. Schoeneck	—	357,210	—	—	—	—
	2/7/2013	—	196,000	105,000	6.77	1,385,031
August J. Moretti	—	127,978	—	—	—	—
	2/7/2013	—	53,500	28,500	6.77	376,969
Matthew M. Gosling	—	133,791	—	—	—	—
	2/7/2013	—	57,000	30,500	6.77	402,548
Michael Sweeney(3)	—	131,218	—	—	—	—
	2/7/2013	—	53,500	28,500	6.77	376,969
Thadd M. Vargas	—	115,327	—	—	—	—
	2/7/2013	—	53,500	28,500	6.77	376,969

(1)
Actual amounts paid in March 2014 based on the Compensation Committee's review of corporate performance and individual achievements under the Company's Bonus Plan for fiscal year 2013 have been reported above under "Summary Compensation Table".

(2)
Represents the grant date fair value of stock options and awards granted in 2013 to the named executive officers. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2014.

(3)
Dr. Sweeney resigned from the Company effective February 21, 2014.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by the named executive officers as of December 31, 2013.

	Option Awards						Restricted Stock Units
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date	Grant Date		Number of Restricted Stock Units That have Not Vested (#)	Market Value of Restricted Stock Units That have Not Vested ($)(6)
James A. Schoeneck	12/10/2007	(1)	25,000	—	3.38	12/10/2017	—		—	—
	12/7/2009	(3)	15,000	—	3.45	12/7/2019	—		—	—
	12/9/2010	(3)	15,000	—	5.60	12/9/2020	—		—	—
	4/18/2011	(4)	333,333	166,667	8.36	4/18/2021	—		—	—
	1/12/2012	(1)	53,188	57,812	6.11	1/12/2022	1/12/2012	(5)	34,350	363,423
	2/7/2013	(1)	40,833	155,167	6.77	2/7/2023	2/7/2013	(5)	78,750	833,175
August J. Moretti	1/3/2012	(2)	114,166	83,334	5.35	1/3/2022	—		—	—
	2/7/2013	(1)	11,146	42,354	6.77	2/7/2023	2/7/2013	(5)	21,375	226,148
Matthew M. Gosling	6/26/2006	(2)	75,000	—	6.17	6/26/2016	—		—	—
	1/7/2010	(1)	20,417	1,458	3.09	1/7/2020	—		—	—
	1/14/2011	(1)	27,344	10,156	7.12	1/14/2021	—		—	—
	5/26/2011	(1)	16,146	8,854	8.55	5/26/2021	—		—	—
	9/1/2011	(1)	25,313	19,687	6.08	9/1/2021	—		—	—
	1/12/2012	(1)	21,563	23,437	6.11	1/12/2022	1/12/2012	(5)	13,500	142,830
	2/7/2013	(1)	11,875	45,125	6.77	2/7/2023	2/7/2013	(5)	22,875	242,018
Michael Sweeney(7)	12/6/2007	(2)	95,000	—	3.27	12/6/2017	—		—	—
	1/23/2009	(1)	45,000	—	1.83	1/23/2019	—		—	—
	1/7/2010	(1)	83,229	1,771	3.09	1/7/2020	—		—	—
	1/14/2011	(1)	34,635	12,865	7.12	1/14/2021	—		—	—
	9/1/2011	(1)	25,313	19,687	6.08	9/1/2021	—		—	—
	1/12/2012	(1)	11,385	12,375	6.11	1/12/2022	1/12/2012	(5)	7,320	77,446
	2/7/2013	(1)	11,146	42,354	6.77	2/7/2023	2/7/2013	(5)	21,375	226,148
Thadd M. Vargas	12/20/2004	(1)	10,000	—	5.08	12/20/2014	—		—	—
	8/9/2005	(1)	19,000	—	5.03	8/9/2015	—		—	—
	2/10/2006	(1)	52,500	—	6.29	2/10/2016	—		—	—
	1/25/2008	(1)	1,875	—	3.60	1/25/2018	—		—	—
	1/7/2010	(1)	37,917	1,458	3.09	1/7/2020	—		—	—
	1/14/2011	(1)	27,344	10,156	7.12	1/14/2021	—		—	—
	9/1/2011	(1)	25,313	19,687	6.08	9/1/2021	—		—	—
	1/12/2012	(1)	20,604	22,396	6.11	1/12/2022	1/12/2012	(5)	12,500	132,250
	2/7/2013	(1)	11,146	42,354	6.77	2/7/2023	2/7/2013	(5)	21,375	226,148

(1)
The options were granted pursuant to the 2004 Equity Incentive Plan and vest on a monthly basis in equal increments during the 48-month period from the grant date.

(2)
The options were granted pursuant to the 2004 Equity Incentive Plan and vest over four years, with the first 25% vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date.

(3)
The options were granted pursuant to the 2004 Equity Incentive Plan and vest on a monthly basis in equal increments during the 12-month period from the grant date.

(4)
The options were granted pursuant to the 2004 Equity Incentive Plan and vest over four years, with the first 12.5% vesting six months from the grant date, and the remainder vesting on a monthly basis in equal increments during the 42-month period following the initial vesting date.

(5)
One quarter of each award of restricted stock units vests annually on December 1 of each year, provided the executive officer continues to provide services to the Company.

(6)
Amounts represent an estimate of the market value of unvested restricted stock units as of December 31, 2013, assuming a market value of $10.58 per share.

(7)
Dr. Sweeney resigned from the Company effective February 21, 2014.

Option Exercises and Restricted Stock Awards Vested

        The following table sets forth certain information regarding option exercises and the vesting of restricted stock units held by our named executive officers during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)
James A. Schoeneck	—	—	43,425	383,009
August J. Moretti	2,500	325	7,125	62,843
Matthew M. Gosling	—	—	14,375	126,788
Michael Sweeney(3)	—	—	10,785	95,124
Thadd M. Vargas	8,750	35,525	13,375	117,968

(1)
Represents the excess of the market value of the shares exercised on the exercise date over the aggregate exercise price of such shares.

(2)
The value shown is the number of restricted stock units times the market price of the Company's common stock on the vesting date.

(3)
Dr. Sweeney resigned from the Company effective February 21, 2014.

Potential Payments upon Termination or Change in Control

        Under the Employment Agreement between the Company and Mr. Schoeneck, in the event Mr. Schoeneck is terminated by the Company without cause or by him for good reason (under circumstances that do not trigger severance benefits under Mr. Schoeneck's Management Continuity Agreement with the Company as described below), Mr. Schoeneck is entitled to receive severance payments of up to one-year of his then-current base salary, up to 12 months of health insurance benefits and three months of acceleration of his unvested equity awards. If an applicable termination event under Mr. Schoeneck's Employment Agreement had occurred as of December 31, 2013, the potential payments to Mr. Schoeneck would have been (i) up to $590,625 in severance payments over 12 months, (ii) up to $19,858 in health insurance benefits over 12 months and (iii) $147,060 in acceleration of unvested equity awards.

        On May 15, 2012, the Compensation Committee of the Board approved a form of Management Continuity Agreement to be entered into with each of the Company's officers who serve as vice president or chief executive officer. The Company subsequently entered into definitive Management Continuity Agreements with each such officer.

        The Management Continuity Agreement provides, among other things, that in the event that the executive officer suffers an involuntary termination within 12 months following a change of control the executive officer will receive: (i) 100% acceleration of such officer's unvested Company equity awards; (ii) severance payments for a period of 24 months (if the officer is the chief executive officer) or 12 months (if the officer is not the chief executive officer) equal to the base salary which the officer was receiving immediately prior to the change of control; (iii) a lump sum payment equal to two times (if such officer is the chief executive officer) or equal to one time (if the officer is not the chief executive officer) such officer's average annual bonus paid for the Company's three fiscal years immediately preceding the Company's fiscal year in which the termination occurs, and (iv) continuation of payment by the Company of its portion of the health insurance benefits provided to such officers immediately prior to the change of control through the earlier of the end of the severance period or until such officer is no longer eligible for such benefits under applicable law.

        The executive officer is not entitled to receive a "gross up" payment to account for any excise tax that might be payable pursuant to Section 4999 of the Internal Revenue Code. Instead, the executive officer shall receive the greater of (i) the full severance benefits less any taxes, including excise taxes or (ii) the amount of severance benefits that would result in no excise tax having to be paid. These benefits are contingent upon the executive officer's release of any claims against the Company.

        The following table sets forth potential payments to the Company's named executive officers employed as of December 31, 2013 under the Management Continuity Agreement that would have been made had a triggering event occurred as of December 31, 2013.

Name	Severance Payments ($)		Bonus Payments ($)		Health Insurance Benefit ($)		Option and Stock Award Vesting Acceleration ($)(1)
James A. Schoeneck	1,181,250	(2)	621,038	(3)	39,717	(4)	2,416,205
August J. Moretti	363,875	(5)	129,908	(6)	13,879	(7)	597,206
Matthew M. Gosling	380,047	(5)	132,099	(6)	20,406	(7)	814,162
Michael Sweeney(8)	373,089	(5)	104,240	(6)	19,891	(7)	666,647
Thadd M. Vargas	327,751	(5)	115,881	(6)	16,200	(7)	754,528

(1)
Accelerated equity value as if the change in control occurred on December 31, 2013.

(2)
The amount reported represents total severance payments over 24 months.

(3)
The amount reported equals two times the average annual bonus paid to Mr. Schoeneck in his capacity as President and Chief Executive Officer.

(4)
The amount reported represents total health and dental insurance premiums to be paid on behalf of the named executive officer for 24 months.

(5)
The amount reported represents total severance payments over 12 months.

(6)
The amount reported equals the named executive officer's average annual bonus over the previous three years (or such fewer number of years as the executive has been employed by the Company).

(7)
The amount reported represents health and dental insurance premiums to be paid on behalf of the named executive officer for 12 months.

(8)
Dr. Sweeney resigned from the Company effective February 21, 2014.

Director Compensation

        Each non-employee director receives an annual cash retainer fee of $35,000. Any non-employee chairman of the Board receives an additional $30,000 annual retainer. The retainers described below are also paid to non-employee directors for Board committee service and meeting attendance.

        The chairman of the Audit Committee receives an additional $15,000 annual retainer, and each other member of the Audit Committee receives an additional $7,500 annual retainer.

        The chairman of the Compensation Committee receives an additional $10,000 annual retainer, and each other member of the Compensation Committee receives an additional $6,000 annual retainer.

        The chairman of the Nominating and Corporate Governance Committee receives an additional $5,000 annual retainer fee, and each other member of the Nominating and Corporate Governance Committee receives an additional $2,500 annual retainer.

        All non-employee directors receive meeting attendance fees of $2,000 per in-person Board and committee meeting and $1,000 per telephonic meeting. Any non-employee director who serves as

Secretary of the Company receives an additional annual cash retainer of $5,000 for attendance at meetings of Board committees of which he or she is not a member. Any non-employee director who oversees the annual review of the CEO's performance and Board self-evaluation receives an additional $10,000 annual retainer.

        The following table summarizes non-employee director compensation during fiscal year 2013. Mr. Schoeneck does not receive equity or cash compensation for his Board duties. All cash and equity compensation paid to, or earned by, Mr. Schoeneck in fiscal year 2013 in his capacity as the Company's President and Chief Executive Officer is reflected in the executive compensation tables set forth above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Vicente Anido, Jr., Ph.D	50,028	207,582	257,610
G. Steven Burrill	68,000	69,994	137,994
Karen A. Dawes	64,852	69,994	134,846
Louis J. Lavigne, Jr	30,673	105,308	135,981
Samuel R. Saks, M.D.	51,500	69,994	121,494
Craig R. Smith, M.D.*.	17,563	—	17,563
Peter D. Staple	84,375	69,994	154,369
Julian N. Stern*	18,000	—	18,000
David B. Zenoff, D.B.A	62,000	69,994	131,994

*
Mr. Stern and Dr. Smith ceased serving as directors of the Company effective May 15, 2013.

(1)
The amounts shown represent the grant date fair value of stock options and awards granted in the year calculated in accordance with Accounting Standards Codification Topic 718. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2014.

(2)
The aggregate number of shares subject to outstanding stock options held by each current director listed in the table as of December 31, 2013 was as follows: 60,000 shares for Mr. Anido; 68,750 shares for Mr. Burrill; 130,000 shares for Ms. Dawes; 40,000 shares for Mr. Lavigne; 60,000 shares for Dr. Saks; 160,000 shares for Mr. Staple; and 145,000 shares for Dr. Zenoff.

 REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of the Nasdaq Global Market.

        Management has primary responsibility for the system of internal controls and the financial reporting process. The registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

        In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  •
  reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2013 with the Company's management and the registered public accounting firm;

  •
  discussed with Ernst & Young LLP, the Company's registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance;

  •
  reviewed the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the auditors their independence:

  •
  based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC; and

  •
  instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
G. Steven Burrill Vicente Anido, Jr., Ph.D. Louis J. Lavigne, Jr.

Relationship with Independent Registered Public Accounting Firm

        General.    Ernst & Young LLP has been the Company's independent registered public accounting firm since its inception. In accordance with standing policy and independence rules, Ernst & Young LLP periodically changes the personnel who work on the audit.

        Audit Fees.    Aggregate fees for audit services provided by Ernst & Young LLP totaled approximately $803,000 for 2013 and approximately $751,000 for 2012, including fees associated with the annual audit of the Company's consolidated financial statements, effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. 2012 fees included assistance with and review of the Company's Registration Statements on Form S-3 and Form S-8 filed with the SEC on May 25, 2012 and related matters.

        Audit-Related Fees.    There were no audit-related services billed by Ernst & Young LLP for 2013 and 2012.

        Tax Fees.    Aggregate fees for guidance on research and development tax credits were $0 for 2013 and $35,000 for 2012.

        All Other Fees.    There were no other services provided by Ernst & Young LLP for 2013 and 2012 other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee pre-approved all of the audit and tax fees described above under "Relationship with Independent Registered Public Accounting Firm".

        The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Equity Compensation Plan Information

        The following table sets forth certain information regarding securities authorized for issuance under the Company's equity incentive plans during the fiscal year ended December 31, 2013. The Company's equity compensation plans as of December 31, 2013 include the Company's 1995 Stock

Option Plan, the Company's 2004 Equity Incentive Plan and the Company's 2004 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	6,901,590	(1)	$6.14	3,913,060	(2)
Equity compensation plans not approved by security holders	—		—	—

	6,901,590		$6.14	3,913,060

(1)
The number of securities in column (a) includes 6,518,971 options with a weighted-average remaining life of 7.5 years and 382,619 shares of restricted stock units.

(2)
The number of securities in column (c) includes (i) 3,199,468 shares available for issuance under the Company's 2004 Equity Incentive Plan, which terminated after March 19, 2014 and under which no future incentive awards can be made and (ii) 713,592 shares available for issuance under the Company's 2004 Employee Stock Purchase Plan.

 PROPOSAL 1—ELECTION OF DIRECTORS

        At the Annual Meeting, shareholders will vote on the election of eight directors to serve for a one-year term until the 2015 Annual Meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The Board has unanimously nominated Peter D. Staple, Vicente Anido, Jr., Ph.D., G. Steven Burrill, Karen A. Dawes, Louis J. Lavigne, Jr., Samuel R. Saks, M.D., James A. Schoeneck and David B. Zenoff, D.B.A. for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than eight nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH
OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2—ADOPTION OF 2014 OMNIBUS INCENTIVE PLAN

        On February 19, 2014, the Board approved the Depomed, Inc. 2014 Omnibus Incentive Plan (the "2014 Plan"), subject to shareholder approval. The Board has elected to propose this new incentive compensation plan at this time in order to:

  •
  attract and retain employees, consultants and non-employee directors of the Company; and

  •
  to encourage the sense of proprietorship of such employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of the Company.

        Although 3,199,468 shares are available under the Company's 2004 Equity Incentive Plan, no incentive awards can be made under such plan, which terminated after March 19, 2014. The Company believes that incentive awards are critical to attracting and retaining the most talented employees in the pharmaceutical industry. Shareholder approval of the 2014 Plan will allow the Company to continue to provide such incentives.

        Shareholder approval of the 2014 Plan will also constitute approval for purposes of (i) satisfying the shareholder approval requirement under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder so that the Compensation Committee has the discretion to grant equity- and cash-based awards in the future under the 2014 Plan that meet the requirements of "performance-based compensation" under Section 162(m) and (ii) satisfying the shareholder approval requirement under Section 422 of the Code so that the Compensation Committee may grant incentive stock options, or ISOs.

Summary of the 2014 Plan

        The following summary of certain major features of the 2014 Plan is subject to the specific provisions contained in the full text of the 2014 Plan, which is attached to this Proxy Statement as Appendix A.

Types of Awards

        The 2014 Plan provides for the granting of the following types of awards:

  •
  restricted stock;

  •
  stock options, including incentive stock options and non-qualified stock options;

  •
  performance awards;

  •
  restricted stock units;

  •
  stock awards;

  •
  stock appreciation rights;

  •
  cash awards;

  •
  dividend equivalents; and

  •
  other share-based awards.

        Awards may be granted singly, in combination or in tandem as determined by the Compensation Committee.

Shares Subject to the Plan

        The 2014 Plan will limit the number of shares that may be delivered pursuant to awards to 6,150,000 shares of the Company's common stock. Each award in the form of shares of common stock (other than options and SARs) granted under the 2014 Plan shall be counted against the maximum share limit as 1.55 shares of common stock; each option and SAR shall be counted against the maximum share limit as 1 share of common stock.

        Shares subject to awards granted under the 2014 Plan that are forfeited, cancelled, terminated or expire unexercised will again become available for awards and the maximum share limit will be increased by the same amount as such shares were counted against the maximum share limit. Shares that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes related to the vesting or settlement of an award other than options or SARs will become available again for awards under the 2014 Plan. Shares that are (i) tendered by a participant or withheld (1) as payment of the exercise price of an award or as full or partial payment to satisfy any withholding tax liabilities related to the exercise or settlement of options or SARs, (2) as payment for the exercise price of an option or SAR or (3) in connection with the settlement of a SAR, (ii) repurchased on the open market with the proceeds of an exercise price of an option or SAR or (iii) reserved for issuance upon grant of a SAR, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise or settlement of such SAR, will not become available again for awards under the 2014 Plan. The shares of common stock to be delivered under the 2014 Plan will be made available from authorized but unissued shares of stock, shares held in treasury, or previously issued shares reacquired by the Company, including by purchase on the open market.

Administration

        The 2014 Plan will be administered the Compensation Committee of the Board or any other committee as designated by the board. The Compensation Committee selects the participants and determines the type or types of awards and the number of shares to be optioned or granted to each participant under the 2014 Plan. The Compensation Committee has the power to amend or modify the terms of an award in any manner that is (i) not materially adverse to the award recipient, (ii) consented to by the award recipient or (iii) an adjustment resulting from certain corporate transactions.

        The Compensation Committee supervises the 2014 Plan's administration and enforcement according to its terms and provisions and has all powers necessary to accomplish these purposes, including, for example, the power to: (i) engage or authorize the engagement of third-party administrators to carry out administrative functions under the 2014 Plan; (ii) construe or interpret the 2014 Plan with full and final authority; (iii) determine questions of eligibility; (iv) make determinations related to 2014 Plan benefits; (v) delegate to the board of directors or any other committee of the board of directors its authority to grant awards to certain employees; and (vi) from time to time, adopt rules and regulations in order to carry out the terms of the 2014 Plan. Members of the Board, the Compensation Committee and other officers who assume duties under the 2014 Plan will not be held liable for their actions in connection with administration of the 2014 Plan except for willful misconduct or as expressly provided by law.

        The Compensation Committee may terminate or amend the 2014 Plan at any time with respect to any shares of common stock for which a grant has not yet been made. The Compensation Committee also has the right to alter or amend the 2014 Plan or any part of the plan from time to time, including increasing the number of shares of common stock that may be granted, subject to shareholder approval as required by the exchange upon which the Company's common stock is listed at that time or other legal requirements. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. Repricing of options and stock appreciation rights is prohibited under the 2014 Plan without the approval of the Company's shareholders; options and stock appreciation rights may not be cancelled in exchange for cash or other awards. In the event of corporate recapitalizations, subdivisions, consolidations, or other corporate events, the Compensation Committee has the authority to adjust outstanding awards as well as the total number of shares available for grant under the plan in accordance with the terms of the 2014 Plan. No awards may be granted under the 2014 Plan on or after the date that is the 10 year anniversary of the effective date of the plan.

Participation and Eligibility

        The Company's employees, consultants and non-employee directors (and those of the Company's subsidiaries) are eligible for awards under the 2014 Plan. The Compensation Committee will select the participants in the 2014 Plan. Any participant may receive more than one award under the 2014 Plan.

Employee Awards

        At the discretion of the Compensation Committee, employees may be granted awards under the 2014 Plan in the form of restricted stock, stock options, performance awards, restricted stock units, stock appreciation rights, stock awards and cash awards.

        Restricted Stock Awards.    A restricted stock grant is an award of common stock that vests over a period of time and that during such time is subject to forfeiture. The Compensation Committee may determine to make grants of restricted stock under the plan to participants containing such terms as the Compensation Committee shall determine. The Compensation Committee will determine the period over which restricted stock granted to participants will vest. The Compensation Committee, in its discretion, may base its determination upon the achievement of specified financial objectives. Dividends made on restricted stock may or may not be subjected to the same vesting provisions as the restricted stock and will be subject to achievement of any performance goals that apply to the restricted stock.

        Stock Options.    A stock option is a right to purchase the Company's common stock at a specified price during specified time periods. The Compensation Committee may make grants under the plan to participants containing such terms as the Compensation Committee shall determine. Stock options will have an exercise price that may not be less than the fair market value of the Company's common stock on the date of grant. Stock options granted under the 2014 Plan can be either incentive stock options (within the meaning of Section 422 of the Code), which have certain tax advantages for recipients, or non-qualified stock options. Stock options granted will become exercisable over a period determined by the Compensation Committee. No stock option will have a term that exceeds 10 years. The availability of stock options is intended to furnish additional compensation to plan participants and to align their economic interests with those of common shareholders.

        Performance Awards.    A performance award is a right to receive all or part of an award granted under the 2014 Plan based upon performance criteria specified by the Compensation Committee. The Compensation Committee will determine the period over which certain specified company or individual goals or objectives must be met. The performance award may be paid in cash, shares of the Company's common stock or other awards or property, in the discretion of the Compensation Committee.

        Performance awards may be structured as "qualified performance-based compensation" under Section 162(m) of the Code, or qualified performance awards. For qualified performance awards, performance goals must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which the performance goals relate or (ii) the lapse of 25% of the period of service. A performance goal may be based upon one or more business criteria that apply to the participant or the performance of one or more of the Company's business units or the Company as a whole, and must be based on one or more of the criteria set forth under the 2014 Plan, which are: (1) earnings per share; (2) net order dollars; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) net profit dollars; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization, or EBITDA; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total shareholder return; (20) debt reduction; (21) net profit growth; (22) operating income; (23) internal rate of return; (24) safety; (25) net revenue dollars; (26) capital efficiency; (27) revenue growth (including revenue growth by product); (28) growth in product sales (including as measured by prescriptions for one or more pharmaceutical products); and (29) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Russell 3000 Stock Index or a group of comparable companies.

        Restricted Stock Units.    A restricted stock unit is a notional share of the Company's common stock that entitles the grantee to receive a share of common stock upon the vesting of the restricted stock unit or, in the discretion of the Compensation Committee, cash equivalent to the value of a share of common stock. The Compensation Committee may determine to make grants of restricted stock units under the plan to participants containing such terms as the Compensation Committee shall determine. The Compensation Committee will determine the period over which restricted stock units granted to participants will vest.

        The Compensation Committee, in its discretion, may grant tandem dividend equivalent rights with respect to restricted stock units that entitle the holder to receive cash equal to any cash dividends made on common stock while the restricted stock units are outstanding. Dividend equivalents on restricted stock units will be subject to achievement of any performance goals that apply to the restricted stock units.

        Stock Appreciation Rights.    The 2014 Plan will permit the grant of stock appreciation rights. A stock appreciation right is an award that, upon exercise, entitles participants to receive the excess of the fair market value of the Company's common stock on the exercise date over the grant price established for the stock appreciation right on the date of grant. Such excess will be paid in cash or shares of common stock. The maximum term of a stock appreciation right is 10 years. The Compensation Committee may determine to make grants of stock appreciation rights under the plan to participants containing such terms as the Compensation Committee shall determine. Stock appreciation rights will have a grant price that may not be less than the fair market value of the Company's common stock on the date of grant. In general, stock appreciation rights granted will become exercisable over a period determined by the Compensation Committee.

        The availability of stock appreciation rights is intended to furnish additional compensation to plan participants and to align their economic interests with those of common shareholders. Plan participants will not pay any consideration for the common stock they receive, and thus the Company will receive no remuneration for the shares.

        Stock Awards.    The 2014 Plan will permit the grant of stock awards. The terms, conditions and limitations of any stock award will be determined by the Compensation Committee.

        Cash Awards.    The 2014 Plan also provides for the granting of cash awards to employees. The terms, conditions and limitations of any cash award will be determined by the Compensation Committee.

Termination of Employment

        The treatment of an award under the 2014 Plan upon a termination of employment or service to the Company will be specified in the agreement controlling such award.

Certain Limitations

        With respect to employee awards made under the 2014 Plan, no employee may be granted during a single calendar year; (i) stock options or stock appreciation rights that are exercisable for more than 2,000,000 shares of common stock; (ii) qualified performance awards (as defined in the 2014 Plan) that are in the form of common stock covering or relating to more than 2,000,000 shares of common stock; and (iii) qualified performance awards in the form of awards that may be settled solely in cash having a grant date value in excess of $5,000,000.

Assignment of Interests Prohibited

        Unless otherwise determined by the Compensation Committee and provided in the applicable award agreement, no award may be assigned or otherwise transferred except by will or the laws of descent and distribution or pursuant to a domestic relations order in a form acceptable to the Compensation Committee. Any attempted assignment of an award in violation of the 2014 Plan will be null and void.

Change in Control

        The treatment of awards on the occurrence of a change in control (as defined in the 2014 Plan) will be determined in the sole discretion of the Compensation Committee and will be described in the applicable award agreement. Such treatment may include the acceleration of vesting or the lapse of restrictions on the occurrence of a change in control or upon termination of employment following a change in control.

Restrictions

        No payment or delivery of shares of common stock may be made unless the Company is satisfied that payment or delivery will comply with applicable laws and regulations. Certificates evidencing shares of common stock delivered under the 2014 Plan may be subject to stop transfer orders and other restrictions that the Compensation Committee deems advisable. The Compensation Committee may cause a legend or legends to be placed upon the certificates (if any) to make appropriate reference to these restrictions.

Clawback

        Any award under the 2014 Plan will be subject to recovery or clawback by the Company under any clawback policy adopted by the Company.

Tax Withholding

        The Company has the right to deduct taxes at the applicable rate from any award payment and withhold, at the time of delivery or vesting of an award, an appropriate amount of cash or number of shares of common stock for the payment of taxes. The Compensation Committee may also permit withholding to be satisfied by the transfer of shares of the Company's common stock previously owned by the holder of the award.

Unfunded Plan

        The 2014 Plan is unfunded. Bookkeeping accounts that may be established for purposes of the Plan are used merely as a bookkeeping convenience. The Company is not required to segregate any assets for purposes of the 2014 Plan, and none of the Company, the Board or the Compensation Committee will be deemed to be a trustee of any benefit granted under the 2014 Plan. The Company's obligations under the 2014 Plan will be based solely on any contractual obligations that may be created by the 2014 Plan and the award agreements, and no such obligation will be deemed to be secured by any pledge or other encumbrance on the Company's property. None of the Company, the Board or the Compensation Committee will be required to give any security or bond for the performance of any obligation that may be created by the 2014 Plan.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax aspects of awards that may be made under the 2014 Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

        Stock Options and SARs.    Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding) in an amount equal to the excess of: the fair market value on the date of exercise of the Company's common stock received (plus the amount of any cash received) over the exercise price paid upon the exercise of the non-qualified stock option or SAR. The participant will generally have a tax basis in any shares of common stock received on the exercise of a SAR, or on the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "Certain Tax Code Limitations on Deductibility" below, the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

        Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee's regular tax liability in a later year to the extent the employee's regular tax liability is in excess of the alternative minimum tax for that year.

        Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm's-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

        The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, the Company will then, subject to the discussion below under "Certain Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

        Cash Awards; Restricted Stock Awards; Restricted Stock Units; Stock Awards.    An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the employee receives common stock or cash in satisfaction of such stock unit award in an amount equal to the then fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when such stock is received.

        An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the common stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee's holding period in such shares will commence on the date income is so recognized.

        Subject to the discussion under "Certain Tax Code Limitations on Deductibility" below, the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

        Certain Tax Code Limitations on Deductibility.    Section 162(m) of the Code provides that certain compensation received in any year by a "covered employee" in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for "performance-based compensation." The 2014 Plan permits the Compensation Committee to structure grants and awards made under the 2014 Plan to "covered employees" as performance-based compensation that is exempt from the limitation of Section 162(m) of the Code. However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the Company's best interest, balancing tax efficiency with long-term strategic objectives.

        Code Section 409A.    Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the election of deferrals and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% tax on the participant of the deferred amounts included in the participant's income. The Company intends to structure awards under the 2014 Plan in a manner that is designed to be exempt from or comply with Section 409A.

Plan Benefits

        Because awards under the 2014 Plan are granted at the discretion of the Compensation Committee, it is not possible for the Company to determine the amount of awards that may be granted to the named executive officers or to any of the other plan participants if the 2014 Plan is approved by shareholders. No awards or grants have been made under the 2014 Plan that are contingent on shareholder approval of the 2014 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
COMPANY'S 2014 OMNIBUS INCENTIVE PLAN.

 PROPOSAL 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the 2011 Annual Meeting, our shareholders indicated their preference that the Company solicit a non-binding, advisory approval of the compensation of our named executive officers annually. The Board has adopted a policy that is consistent with that preference.

        The Board realizes that executive compensation is an important matter for our shareholders. Our executive compensation program is described in detail in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement. Our program is designed to align the interests of executives and shareholders by providing a competitive balance of cash and equity compensation, benefits and development in order to attract and retain needed talent and create a collaborative, high-performing work environment that contributes to the Company's overall success.

        Before you vote, we urge you to read the CD&A section of this Proxy Statement for details regarding the Company's executive compensation program, including our executive compensation philosophy, components of executive compensation, corporate and individual performance assessments, and compensation decisions for the named executive officers for the 2013 fiscal year. The Board believes the information provided in the CD&A section demonstrates that the Company's executive compensation program is designed appropriately and ensures management's interests are aligned with our shareholders' interests to support the creation of shareholder value.

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

        We ask our shareholders to vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative disclosures related to those tables."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE NAMED EXECUTIVE OFFICER
COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 31, 2014. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

        Selection of the Company's independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to the Company's shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

 OTHER MATTERS

        At of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDERS SHARING THE SAME ADDRESS

        In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (a "street-name shareholder") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Shareholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at (510) 744-8000 or by mail at the address listed under "Form 10-K" below. The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a shareholder who would like to make one of these requests should contact the Company as indicated above.

FORM 10-K

        The Company will mail without charge to any shareholder upon written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 including the financial statements, schedules and a list of exhibits. Requests should be sent to Depomed, Inc., 7999 Gateway Blvd., Suite 300, Newark, California 94560, Attn: Investor Relations.

SHAREHOLDER PROPOSALS

        The Company's Bylaws, as amended, provide that advance notice of a shareholder's proposal must be delivered to the Secretary of the Company at the Company's principal executive offices not earlier than one hundred and fifty (150) days, and not later than one hundred and twenty (120) days, prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year's annual meeting, this advance notice must be received not earlier than the 120th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each shareholder's notice must comply with the requirements of Section 5 of the Bylaws of the Company.

        A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Company's Investor Relations Department upon written request.

        Under the rules of the SEC, shareholders who wish to submit proposals for inclusion in the Proxy Statement for the 2015 Annual Meeting of Shareholders must submit such proposals so as to be received by the Company at 7999 Gateway Blvd., Suite 300, Newark, California 94560, on or before December 10, 2014. In addition, if the Company is not notified by December 10, 2014 of a proposal to be brought before the 2015 Annual Meeting by a shareholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Julian N. Stern Secretary
Newark, California April 9, 2014

 Appendix A

DEPOMED, INC.
2014 OMNIBUS INCENTIVE PLAN

        1.    Plan.    Depomed, Inc., a California corporation (the "Company"), established this Depomed, Inc. 2014 Omnibus Incentive Plan (this "Plan"), effective as of February 19, 2014 (the "Effective Date") This Plan shall continue in effect for a term of 10 years after the Effective Date unless sooner terminated by action of the Board of Directors of the Company.

        2.    Objectives.    This Plan is designed to attract and retain employees and consultants of the Company and its Subsidiaries (as defined herein), to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants (as defined herein) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

        3.    Definitions.    As used herein, the terms set forth below shall have the following respective meanings:

          "Authorized Officer" means the Chairman of the Board, the Chief Executive Officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

          "Award" means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

          "Award Agreement" means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made effective without execution. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

          "Board" means the Board of Directors of the Company.

          "Cash Award" means an Award denominated in cash.

          "Change in Control" means any event so determined by the Board and that also constitutes a "change in the ownership or effective control" of the Company or change in the "ownership of a substantial portion of the assets" of the Company within the meaning of Code Section 409A(a)(2)(A)(v) (provided, that the Board may specify a definition of Change in Control in an Award Agreement that is not inconsistent with this definition of Change in Control).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

          "Common Stock" means the Common Stock, no par value, of the Company.

          "Company" means Depomed, Inc., a California corporation, or any successor thereto.

          "Consultant" means an individual providing services to the Company or any of its Subsidiaries, other than an Employee or a Director, and an individual who has agreed to become a consultant of the Company or any of its Subsidiaries and actually becomes such a consultant following such date of agreement.

          "Consultant Award" means the grant of any Award (other than an Incentive Stock Option), whether granted singly, in combination, or in tandem, to a Participant who is a Consultant pursuant to such applicable terms, conditions, and limitations established by the Committee.

          "Covered Employee" means any Employee who is or may be a "covered employee," as defined in Code Section 162(m).

          "Director" means an individual serving as a member of the Board who is not an Employee or a Consultant and an individual who has agreed to become a director of the Company or any of its Subsidiaries and actually becomes such a director following such date of agreement.

          "Director Award" means the grant of any Award (other than an Incentive Stock Option), whether granted singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations established by the Board.

          "Disability" means (1) if the Participant is an Employee, a disability that entitles the Employee to benefits under the Company's long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan or (2) if the Participant is a Director or a Consultant, a disability whereby the Director or Consultant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, if an Award is subject to Code Section 409A, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

          "Dividend Equivalents" means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

          "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

          "Employee Award" means the grant of any Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations established by the Committee.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Exercise Price" means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

          "Fair Market Value" of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the Fair Market Value of a share of Common Stock as determined in good faith by the Committee.

          "Grant Date" means the date an Award is granted to a Participant pursuant to this Plan.

          "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in Code Section 422.

          "Nonqualified Stock Option" means an Option that is not intended to comply with the requirements set forth in Code Section 422.

          "Option" means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

          "Participant" means an Employee, Consultant or Director to whom an Award has been made under this Plan.

          "Performance Award" means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.

          "Performance Goal" means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

          "Performance Unit" means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied.

          "Performance Unit Award" means an Award in the form of Performance Units.

          "Prior Plan" means the 2004 Equity Incentive Plan of Depomed, Inc.

          "Qualified Performance Awards" has the meaning set forth in Section 8(a)(vii)(B).

          "Restricted Stock" means a share of Common Stock that is restricted or subject to forfeiture provisions.

          "Restricted Stock Award" means an Award in the form of Restricted Stock.

          "Restricted Stock Unit" means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

          "Restricted Stock Unit Award" means an Award in the form of Restricted Stock Units.

          "Restriction Period" means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

          "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

          "Stock Award" means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

          "Stock-Based Award Limitations" has the meaning set forth in Section 5.

          "Subsidiary" means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

        4.    Eligibility.

          (a)    Employees.    All Employees are eligible for Employee Awards under this Plan, provided, however, that if the Committee makes an Employee Award to an individual whom it expects to become an Employee following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming an Employee.

          (b)    Consultants.    All Consultants are eligible for Consultant Awards under this Plan, provided, however, that if the Committee makes a Consultant Award to an individual whom it expects to become a Consultant following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Consultant.

          (c)    Directors.    All Directors are eligible for Director Awards under this Plan, provided, however, that if the Board makes a Director Award to an individual whom it expects to become a Director following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

        The Committee (or the Board, in the case of Director Awards) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees, Consultants or Directors who are to be granted Awards under this Plan.

        5.    Common Stock Available for Awards.    Subject to the provisions of Section 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 6,150,000 shares of Common Stock (the "Maximum Share Limit"), all of which shall be available for Incentive Stock Options. Each Stock Award granted under this Plan shall be counted against the Maximum Share Limit as 1.55 shares of Common Stock; each Option and SAR shall be counted against the Maximum Share Limit as 1 share of Common Stock.

        Awards settled in cash shall not reduce the Maximum Share Limit under the Plan. If an Award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit (i.e., increased by 1.55 shares of Common Stock, if a Stock Award, and 1 share of Common Stock, if an Option or SAR). Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of minimum withholding taxes related to the vesting or settlement of an Award other than Options or SARs shall become available again for Awards under the Plan. The following shares of Common Stock shall not become available again for Awards under the Plan:

            (i)  Shares of Common Stock that are tendered by a Participant or withheld (1) as full or partial payment of minimum withholding taxes related to the exercise or settlement of Options or SARs, (2) as payment for the Exercise Price of an Option or SAR or (3) in connection with the settlement of an SAR;

           (ii)  Shares of Common Stock repurchased on the open market with the proceeds of an Exercise Price of an Option or SAR; and

          (iii)  Shares of Common Stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon exercise or settlement of such SAR.

        The foregoing notwithstanding, subject to applicable stock exchange listing requirements, the Maximum Share Limit shall not be reduced by (x) shares of Common Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company and (y) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) and such shares shall be available for Awards under the Plan.

        The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

        Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

          (a)   No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable for more than 2,000,000 shares of Common Stock;

          (b)   No Employee may be granted during any calendar year Qualified Performance Awards that are Stock Awards covering or relating to more than 2,000,000 shares of Common Stock (the limitation set forth in this clause (b), together with the limitation set forth in clause (a) above, being hereinafter collectively referred to as the "Stock-Based Award Limitations"); and

          (c)   No Employee may be granted during any calendar year Qualified Performance Awards that are (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $5,000,000.

        Shares delivered by the Company in settlement of Awards may be authorized and unissued shares of Common Stock, shares of Common Stock held in the treasury of the Company, shares of Common Stock purchased on the open market or by private purchase or any combination of the foregoing.

        6.    Administration.

          (a)    Authority of the Committee.    Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more "Non-Employee Directors" as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the "performance-based compensation" exception under Code Section 162(m) shall be granted only if the Committee is comprised solely of two or more "outside directors" within the meaning of Code Section l62(m) and regulations pursuant thereto. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Section 6(c) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of death, Disability, retirement or Change in Control, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not materially adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Section 15(c) hereof; provided, however, that except as expressly provided in Section 8(a)(i) or 8(a)(ii) hereof, no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan's purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.

          (b)    Indemnity.    No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

          (c)    Prohibition on Repricing of Awards.    Subject to the provisions of Section 15 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company's shareholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel any outstanding Options or SARs in exchange for cash or other Awards (including substitutions and cash buyouts), or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

        7.    Delegation of Authority.    The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act and Consultants, subject to Section 6(a) above, to the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

        8.    Employee Awards.

          (a)   The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Section 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Section 15 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

          (i)    Options.    An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date, subject to adjustment as provided in Section 15 hereof. The term of an Option shall not exceed 10 years from the Grant Date; provided, however, if the term of a Nonqualified Option (but not an Incentive Option) expires when trading in the Common Stock is prohibited by law or the Company's insider trading policy, then the term of such Nonqualified Option shall expire on the 30th day after the expiration of such prohibition. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee.

          (ii)    Stock Appreciation Rights.    An Employee Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date, subject to adjustment as provided in Section 15 hereof. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date; provided, however, if the term of an SAR expires when trading in the Common Stock is prohibited by law or the Company's insider trading policy, then the term of such SAR shall expire on the 30th day after the expiration of such prohibition. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

          (iii)    Stock Awards.    An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Section 8(a) hereof.

          (iv)    Restricted Stock Unit Awards.    An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units. Unless otherwise specified by the Committee with respect to a specific Award, Restricted Stock Unit awards shall be settled in shares of Common Stock.

          (v)    Performance Unit Awards.    An Employee Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee's determination of actual performance against the performance measures and related goals established by the Committee.

          (vi)    Cash Awards.    An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

          (vii)    Performance Awards.    Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

            (A)    Nonqualified Performance Awards.    Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

            (B)    Qualified Performance Awards.    Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following: (1) earnings per share; (2) net order dollars; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) net profit dollars; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization, or EBITDA; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total shareholder return; (20) debt reduction; (21) net profit growth; (22) operating income; (23) internal rate of return; (24) safety; (25) net revenue dollars; (26) capital efficiency; (27) revenue growth (including revenue growth by product); (28) growth in product sales (including as measured by prescriptions for one or more pharmaceutical products); and (29) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Russell 3000 Stock Index or a group of comparable companies.

    Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Covered

    Employees and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) settlement of hedging activities.

            (C)    Adjustment of Performance Awards.    Awards that are intended to be Qualified Performance Awards may not be adjusted upward. The Committee may retain the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        9.    Consultant and Director Awards.

          (a)    Consultant Awards.    The Committee has the sole authority to grant Consultant Awards from time to time in accordance with this Section 9(a). Consultant Awards may consist of the forms of Award described in Section 8, with the exception of Incentive Stock Options, may be granted singly, in combination, or in tandem and shall be granted subject to such terms and conditions as specified in Section 8. Each Consultant Award shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee, in its sole discretion.

          (b)    Director Awards.    The Board has the sole authority to grant Director Awards from time to time in accordance with this Section 9(b). Director Awards may consist of the forms of Award described in Section 8, with the exception of Incentive Stock Options, may be granted singly, in combination, or in tandem and shall be granted subject to such terms and conditions as specified in Section 8. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion.

        10.    Award Payment; Dividends and Dividend Equivalents.

          (a)    General.    Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

          (b)    Dividends and Dividend Equivalents.    Rights to (1) dividends will be extended to and made part of any Restricted Stock Award and (2) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends or Dividend Equivalents paid with respect to unvested Stock Awards may, in the discretion of the Committee, be accumulated and paid to the Participant at the time that such Stock Award vests. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

        11.    Option Exercise.    The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award, and for the avoidance of doubt, so long as the shares of Common Stock are publicly traded and unless the Committee specifically determines otherwise, an Option may be exercised using consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of a Participant or sells shares of Common Stock on behalf of a Participant (a "Cashless Exercise Procedure"), provided, however, that no officer or director may participate in that Cashless Exercise Procedure to the extent prohibited by applicable law. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 11.

        12.    Taxes.    The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes including a requirement that a Participant pay in cash an amount sufficient to satisfy any required withholding amount; provided, however, that in the event in the Committee's sole discretion share withholding is permitted, the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

        13.    Amendment, Modification, Suspension or Termination.    The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (2) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company's stock is listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of shares of Common Stock available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this

Plan, materially changes the method of determining the Exercise Price of Options, deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs.

        14.    Assignability.    Unless otherwise determined by the Committee (or the Board in the case of Director Awards) or expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

        15.    Adjustments.

          (a)   The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b)   In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (1) the number of shares of Common Stock reserved under this Plan, (2) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (3) the Exercise Price or other price in respect of such Awards, (4) the Stock-Based Award Limitations, and (5) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number and kind of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Exercise Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-Based Award Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

          (c)   In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess (if any) of the Fair Market Value of Common Stock on such date over the Exercise Price of such Award.

          (d)   No adjustment or substitution pursuant to this Section 15 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

        16.    Restrictions.    No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

        17.    Unfunded Plan.    This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

        18.    Code Section 409A.

          (a)   Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant's rights to an Award.

          (b)   Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a "substantial risk of forfeiture" within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is

  intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

          (c)   If the Participant is identified by the Company as a "specified employee" within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a "separation from service" (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant's separation from service, (2) the date of the Participant's death, or (3) such earlier date as complies with the requirements of Code Section 409A.

        19.    Awards to Foreign Nationals and Employees Outside the United States.    The Committee may, without amending this Plan, (1) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from those set forth in this Plan, and (2) grant Awards to such Participants in accordance with those rules.

        20.    Governing Law.    This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of California.

        21.    Right to Continued Service or Employment.    Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

        22.    Clawback Right.    Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

        23.    Usage.    Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

        24.    Headings.    The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

        25.    Effectiveness.    This Plan, as approved by the Board on February 19, 2014, shall be effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's shareholders on or before February 19, 2015. If the shareholders of the Company should fail to so approve this Plan on or before such date, (i) this Plan shall not be of any force or effect and (ii) any grants of Awards hereunder shall be null and void. As of the date of shareholder approval of this Plan, no further awards shall be made under the Prior Plan, provided, however, that any and all outstanding awards granted under the Prior Plan shall continue to be outstanding and shall be subject to the terms of the Prior Plan as are in effect as of the date this Plan is effective.

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature Signature Date , 2014. Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: DEPOMED, INC. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided 2014 Annual Meeting of Shareholders May 20, 2014, 3:00 P.M. local time This Proxy is Solicited On Behalf Of The Board Of Directors X Please mark your votes like this PROXY The Board recommends a vote “FOR” on Proposals 1-4. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ON PROPOSALS 1-4. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED 2.To approve the adoption of the Company’s 2014 Omnibus Incentive Plan. 1.To elect as directors, to hold office until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified, the eight (8) nominees listed below: NOMINEES: (1) Peter D. Staple, (2) Vicente Anido, Jr., Ph.D., (3) G. Steven Burrill, (4) Karen A. Dawes, (5) Louis J. Lavigne, Jr., (6) Samuel R. Saks, M.D., (7) James A. Schoeneck and (8) David B. Zenoff, D.B.A. 4.To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. FOR WITHHELD FOR AGAINST ABSTAIN 3.To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN For all nominees except as noted above 11969 Depomed CST_01 4/3/14 2:27 PM Page 1

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 2014 DEPOMED, INC. The undersigned hereby appoints James A. Schoeneck, August J. Moretti and Matthew M. Gosling, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Depomed, Inc. (the “Company”) to be held on May 20, 2014 at 3:00 p.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting. (Continued, and to be marked, dated and signed, on the other side) PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 11969 Depomed CST_01 4/3/14 2:27 PM Page 2

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BOARD OF DIRECTORS AND DIRECTOR NOMINEES
CORPORATE GOVERNANCE
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS AND SENIOR MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—ADOPTION OF 2014 OMNIBUS INCENTIVE PLAN
PROPOSAL 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SHAREHOLDERS SHARING THE SAME ADDRESS
FORM 10-K
SHAREHOLDER PROPOSALS
  Appendix A
DEPOMED, INC. 2014 OMNIBUS INCENTIVE PLAN